UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                      Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DELPHI AUTOMOTIVE PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

2014 NOTICE OF MEETING AND PROXY STATEMENT

To our Shareholders:

I am pleased to invite you to Delphi Automotive PLC’s Annual General Meeting of Shareholders to be held on Thursday, April 3, 2014, at 9:00 a.m., local time, at the Four Seasons Hotel London at Park Lane, Hamilton Place, Park Lane London, England W1J 7DR.

We encourage you to attend the meeting and learn about Delphi’s accomplishments in 2013. Our company is well positioned for growth, and our management team remains focused on delivering value to our shareholders. I am enthusiastic about our future, and I think you will be too.

The following Notice of Annual General Meeting of Shareholders and Proxy Statement will serve as your guide to the business to be conducted at the annual meeting. You can find financial and other information about Delphi in the accompanying Form 10-K for the fiscal year ended December 31, 2013. These materials are also available on Delphi’s website, www.delphi.com.

We use the Internet as our primary means of furnishing proxy materials to our shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. Internet transmission and voting are designed to be efficient, minimize cost and conserve natural resources.

Your vote is very important to Delphi. Prior to the meeting, I encourage you to sign and return your proxy card or use telephone or Internet voting so that your shares will be represented and voted at the meeting.

Thank you for your continued support. We look forward to seeing you on April 3, 2014.

Sincerely,

Rodney O’Neal

Chief Executive Officer and President

2014 NOTICE OF MEETING AND PROXY STATEMENT

Notice of Annual General Meeting of Shareholders

Thursday, April 3, 2014 9:00 a.m. local time	Four Seasons Hotel London at Park Lane Hamilton Place Park Lane London England W1J 7DR	Record Date The close of business February 3, 2014

Purpose of Meeting

Presenting the Company’s accounts for the fiscal year ended December 31, 2013, together with the auditors’ reports on those accounts, to the shareholders at the Annual Meeting and passing the following resolutions, and to transact such other business as may properly come before the Annual Meeting. Resolutions 1 to 12 will be proposed as ordinary resolutions, and Resolution 13 will be proposed as an advisory non-binding resolution:

•	Ordinary Resolutions

Re-election of Directors

1)	THAT Gary L. Cowger be re-elected as a director of the Company.
2)	THAT Nicholas M. Donofrio be re-elected as a director of the Company.
3)	THAT Mark P. Frissora be re-elected as a director of the Company.
4)	THAT Rajiv L. Gupta be re-elected as a director of the Company.
5)	THAT John A. Krol be re-elected as a director of the Company.
6)	THAT J. Randall MacDonald be re-elected as a director of the Company.
7)	THAT Sean O. Mahoney be re-elected as a director of the Company.
8)	THAT Rodney O’Neal be re-elected as a director of the Company.
9)	THAT Thomas W. Sidlik be re-elected as a director of the Company.
10)	THAT Bernd Wiedemann be re-elected as a director of the Company.
11)	THAT Lawrence A. Zimmerman be re-elected as a director of the Company.

Auditors

12)	THAT Ernst & Young LLP be re-appointed as the auditors of the Company to hold office from the conclusion of this meeting until the conclusion of the Annual Meeting of the Company to be held in 2015, that the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the year ending December 31, 2014 be ratified and that the directors be authorized to determine the fees to be paid to the auditors.

•	Advisory Non-Binding Resolution

Executive Compensation

13)	THAT the Company’s shareholders approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the “Compensation Discussion and Analysis,” the compensation tables and narrative discussion.

•	Record Date

You are entitled to vote only if you were a shareholder of Delphi Automotive PLC at the close of business on February 3, 2014. Holders of ordinary shares of Delphi are entitled to one vote for each share held of record on the record date.

DELPHI AUTOMOTIVE PLC    1

2014 NOTICE OF MEETING AND PROXY STATEMENT

Notice of Annual Meeting of Shareholders (continued)

•	Attendance at the Annual Meeting

We hope you will be able to attend the Annual Meeting in person. If you expect to attend, please check the appropriate box on the proxy card when you return your proxy or follow the instructions on your proxy card to vote and confirm your attendance by telephone or Internet.

•	Where to Find More Information about the Resolutions and Proxies

Further information regarding the business to be conducted and the resolutions is set out in the proxy statement (the “Proxy Statement”) and other proxy materials, which can be accessed by following the instructions on the Notice of Internet Availability that accompanies this Notice.

You are entitled to appoint one or more proxies to attend the Annual Meeting and vote on your behalf. Your proxy does not need to be a shareholder of the Company. Instructions on how to appoint a proxy are set out in the Proxy Statement and on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

David M. Sherbin

Senior Vice President, General Counsel,

Secretary and Chief Compliance Officer

PLEASE NOTE THAT YOU WILL NEED PROOF THAT YOU OWN DELPHI SHARES AS OF THE RECORD DATE TO BE ADMITTED TO THE ANNUAL MEETING

Record shareholder:    If your shares are registered directly in your name, please bring proof of such ownership.

Shares held in street name by a broker or a bank:    If your shares are held for your account in the name of a broker, bank or other nominee, please bring a current brokerage statement, letter from your stockbroker or other proof of ownership to the meeting together with a proxy issued in your name if you intend to vote in person at the Annual Meeting.

This Notice of Annual Meeting and the Proxy Statement are being distributed or made available on or about February 18, 2014.

2    DELPHI AUTOMOTIVE PLC

2014 NOTICE OF MEETING AND PROXY STATEMENT

DELPHI AUTOMOTIVE PLC    3

2014 NOTICE OF MEETING AND PROXY STATEMENT

Table of Contents (continued)

4    DELPHI AUTOMOTIVE PLC

2014 NOTICE OF MEETING AND PROXY STATEMENT

Table of Contents (continued)

DELPHI AUTOMOTIVE PLC    5

2014 NOTICE OF MEETING AND PROXY STATEMENT

DELPHI AUTOMOTIVE PLC

2014 Proxy Statement — Summary

This summary highlights information contained elsewhere in the Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

ANNUAL MEETING OF SHAREHOLDERS

Date: April 3, 2014

Time: 9:00 a.m. local time

Location: Four Seasons Hotel London at Park Lane Hamilton Place, Park Lane London, England W1J 7DR

Record Date: February 3, 2014

GENERAL INFORMATION

Stock Symbol: DLPH

Exchange: NYSE

Ordinary Shares Outstanding (as of the record date): 306 million shares

Registrar & Transfer Agent: Computershare Investor Services

Principal Executive Offices: Courteney Road Hoath Way, Gillingham, Kent ME8 0RU United Kingdom

Corporate Website: www.delphi.com

Investor Relations Website: investor.delphi.com

HISTORY OF DELPHI

Public Company Since: 2011

Prior to our November 2011 initial public offering, we were organized as Delphi Automotive LLP, a limited liability partnership under the laws of England and Wales. At the time of our initial public offering in November 2011, we acquired all of the outstanding membership interests of Delphi Automotive LLP. The Board of Managers then became our Board of Directors.

For purposes of this Proxy Statement, references to the Board of Directors also refer to the Board of Managers, as the context may require.

CORPORATE GOVERNANCE

Director Nominees: 11

Gary L. Cowger (Independent)

Nicholas M. Donofrio (Independent)

Mark P. Frissora (Independent)

Rajiv L. Gupta (Independent)

John A. Krol (Independent)

J. Randall MacDonald (Independent)

Sean O. Mahoney (Independent)

Rodney O’Neal (Management)

Thomas W. Sidlik (Independent)

Bernd Wiedemann (Independent)

Lawrence A. Zimmerman (Independent)

Director Term: One year

Board Meetings in 2013: Six

Standing Board Committees’ Meetings in 2013:

Audit (6), Compensation and Human Resources (5), Finance (5), Innovation and Technology (3), Nominating and Governance (6)

Director Attendance: Attendance at all Board and Committee meetings exceeded 95%

NAMED EXECUTIVE OFFICERS

•	Rodney O’Neal
•	Kevin P. Clark
•	James A. Spencer
•	Jeffrey J. Owens
•	Majdi B. Abulaban

Stock Ownership Guidelines: Yes (p. 25)

Clawback Policy: Yes (p. 25)

Restrictive Covenants for Executives: Yes (p. 25)

OTHER ITEMS TO BE VOTED ON

Appointment of and Payment to Auditors

(Ernst & Young LLP) (p. 38)

Advisory Vote to Approve Executive Compensation (p. 38)

6    DELPHI AUTOMOTIVE PLC

2014 NOTICE OF MEETING AND PROXY STATEMENT

Election of Directors

(Resolutions 1 to 11)

All of our current directors are nominated for one-year terms expiring in 2015. The Board has been informed that each nominee is willing to serve as a director. If a director does not receive a majority of the vote for his re-election, then that director will not be re-elected to the Board, and the Board may fill the vacancy with a different person, or the Board may reduce the number of directors to eliminate the vacancy. Each member of our Board was a member of Delphi Automotive LLP’s Board of Managers immediately prior to the Company’s initial public offering, and information below as to each member’s tenure on our Board also reflects their tenure on Delphi Automotive LLP’s Board.

The Board believes that the combination of the various qualifications, skills and experiences of the director nominees would contribute to an effective and well-functioning Board. The Board and the Nominating and Governance Committee believe that, individually and as a whole, the directors possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.

Included in each Director nominee’s biography below is an assessment of his specific qualifications, attributes, skills and experience.

Gary L. Cowger

He retired as Group Vice President of Global Manufacturing and Labor Relations for General Motors in December 2009, a position which he held since April 2005. He is currently the Chairman and CEO of GLC Ventures, LLC, a consultancy. Mr. Cowger began his career with GM in 1965 and held a range of senior leadership positions in business and operations in several countries, including President of GM North America, Chairman and Managing Director, Opel, AG, and President of GM de Mexico. In 2006, he was elected to the National Academy of Engineering and served as Co-Chair of the Martin Luther King Memorial Foundation’s Executive Leadership Cabinet. He is the past Chairman of the Board of Trustees of Kettering University, on the Board of Trustees of the Center for Creative Studies and on the Board of Directors of the Detroit Symphony Orchestra.

Director since: November 2009

Qualifications: Through his extensive experience in the automotive industry across global markets, Mr. Cowger provides industry and operational expertise and strengthens the Board’s global perspective.

Other Directorships: Tecumseh Products Company and Titan International, Inc.

Age: 66

Nicholas M. Donofrio

He retired as Executive Vice President, Innovation & Technology at IBM in October 2008. Mr. Donofrio began his career at IBM in 1964, and worked there for more than 40 years in various positions of increasing responsibility, including Division Director; Divisional Vice President for Advanced Workstations; General Manager, Large Scale Computing Division; and Senior Vice President, Technology & Manufacturing. Mr. Donofrio earned a B.S. from Rensselaer Polytechnic Institute and holds a Master’s degree from Syracuse University.

Director since: December 2009

Qualifications: Mr. Donofrio brings to the Board executive management skills, a global perspective and significant technological expertise.

Other Directorships:

Advanced Micro Devices, Inc. and

Bank of New York Mellon Corporation

Age: 68

DELPHI AUTOMOTIVE PLC    7

2014 NOTICE OF MEETING AND PROXY STATEMENT

Election of Directors (continued)

Mark P. Frissora

He is Chairman and CEO of Hertz Global Holdings, Inc. Prior to joining Hertz in 2006, Mr. Frissora served as Chairman and CEO of Tenneco, Inc. from 2000. Mr. Frissora previously served for five years as a Vice President at Aeroquip-Vickers Corporation. From 1987 to 1991, he held various management positions at Philips N.V., including Director of Marketing and Director of Sales. Prior to Philips, he worked for ten years at General Electric Co. in brand management, marketing and sales. Mr. Frissora holds a B.A. degree from The Ohio State University and has completed advanced studies at both the University of Pennsylvania’s Wharton School and the Thunderbird International School of Management.

Director since: December 2009

Qualifications: Mr. Frissora contributes expertise in automotive operations, product development, marketing and sales. As the Chairman and CEO of a global public company, Mr. Frissora also contributes leadership and strategic and financial management skills.

Other Directorships: Walgreen Co., Hertz Global Holdings and NCR Corporation (2002-2009)

Age: 58

Rajiv L. Gupta

He is former Chairman and CEO of Rohm and Haas Company, a position he held from October 1999 to March 2009. Mr. Gupta began his career at Rohm and Haas in 1971 and served in a broad range of global operations and financial leadership roles. Mr. Gupta received a B.S. in Mechanical Engineering from the Indian Institute of Technology, a M.S. in Operations Research from Cornell University and an MBA in Finance from Drexel University.

Director since: November 2009

Qualifications: Mr. Gupta’s educational and professional experience, including as Chairman and CEO of a global public company and other board assignments, enable him to contribute his expertise in corporate leadership, strategic analysis, operations, finance and executive compensation matters.

Other Directorships: Hewlett Packard, Tyco International Ltd. and

The Vanguard Group, Inc.

Age: 68

John A. Krol

He is the former Chairman and Chief Executive Officer of E.I. du Pont de Nemours & Company. Following four years of service in the U.S. Navy, he joined Du Pont as a chemist and, following sales, marketing, manufacturing and senior business management positions, was appointed Vice Chairman in 1992, CEO in 1995, then Chairman and CEO, retiring in December 1998. He has served on numerous corporate boards, including J.P. Morgan, MeadWestvaco, Milliken Company, and advisory boards of Bechtel Corporation and Teijin Ltd. Mr. Krol received B.S. and M.S. degrees in chemistry from Tufts University.

Director since: October 2009

Qualifications: Mr. Krol’s wide-ranging leadership experience, including as Chairman and CEO of a global public company and numerous board and chairman assignments, brings to the Board extensive expertise in corporate governance, as well as significant operational and strategic expertise, financial management and strategic development.

Other Directorships:

Tyco International Ltd. and ACE, Ltd. (2001-2012)

Age: 77

8    DELPHI AUTOMOTIVE PLC

2014 NOTICE OF MEETING AND PROXY STATEMENT

Election of Directors (continued)

J. Randall MacDonald

In 2013, he retired from IBM, where he served as the Senior Vice President, Human Resources. He is now the CEO, Managing Partner of Windham Mountain Resort. From 1983 to 2000, prior to joining IBM, Mr. MacDonald held a variety of senior positions at GTE, including Executive Vice President, Human Resources and Administration. He also has held senior leadership assignments at Ingersoll-Rand Company, Inc. and Sterling Drug. He earned both undergraduate and graduate degrees from St. Francis University.

Director since: November 2009

Qualifications: Through Mr. MacDonald’s many years of senior leadership in the field, he is able to provide expertise in global human resources management, compensation practices, leadership assessment and development and general management.

Other Directorships: None

Age: 65

Sean O. Mahoney

He is a private investor with over two decades of experience in investment banking and finance. Mr. Mahoney spent 17 years in investment banking at Goldman, Sachs & Co., where he was a partner and head of the Financial Sponsors Group, followed by four years at Deutsche Bank Securities, where he served as Vice Chairman, Global Banking. During his banking career, Mr. Mahoney acted as an advisor to companies across a broad range of industries and product areas. He earned his undergraduate degree from the University of Chicago and his graduate degree from Oxford University, where he was a Rhodes Scholar.

Director since: November 2009

Qualifications: Through his experience in investment banking and finance, Mr. Mahoney provides the Board with expertise in financial and business strategy, capital markets, financing and mergers and acquisitions.

Other Directorships: Post-bankruptcy Board of Lehman Brothers Holdings Inc.

Age: 51

Rodney O’Neal

He has served as the president and CEO of Delphi since October 2009. Mr. O’Neal was president and CEO of the former Delphi Corporation from January 2007. He was president and chief operating officer (COO) of the former Delphi Corporation from January 1, 2005. Prior to the president and COO position, Mr. O’Neal served as president of the former Delphi Corporation’s Dynamics, Propulsion and Thermal sector from January 2003 and as executive vice president and president of the Safety, Thermal and Electrical Architecture sector from January 2000. Previously, he served as vice president and president of Delphi Interior Systems since November 1998 and general manager of the former Delphi Interior & Lighting Systems since May 1997. Mr. O’Neal earned a B.S. from Kettering University and a Master’s Degree from Stanford University.

Director since: May 2011

Qualifications: Through his 40 years of experience at Delphi and its predecessor companies, Mr. O’Neal brings extensive strategic, financial, management and industry expertise and a comprehensive understanding of Delphi’s business and operations.

Other Directorships: Sprint Nextel Corporation (2007-2013) and Goodyear Tire & Rubber Company (2004-2012)

Age: 60

DELPHI AUTOMOTIVE PLC    9

2014 NOTICE OF MEETING AND PROXY STATEMENT

Election of Directors (continued)

Thomas W. Sidlik

In 2007, he retired from the DaimlerChrysler AG Board of Management in Germany after a 34 year career in the automotive industry. He previously served as Chairman and CEO of Chrysler Financial Corporation, Chairman of the Michigan Minority Business Development Council, and Vice-Chairman of the National Minority Supplier Development Council. He served on the Board of Eastern Michigan University, where he has been Vice-Chairman and Chairman of the Board. He received a B.S. from New York University and an MBA from the University of Chicago.

Director since: December 2009

Qualifications: Mr. Sidlik’s experience on the board of a global automaker provides the Board with significant industry, management and strategic expertise, as well as his comprehensive understanding of the issues of diversity in the corporate environment.

Other Directorships: Cooper-Standard Holdings Inc.

Age: 64

Bernd Wiedemann

He is Senior Advisor at IAV GmbH, a leading provider of engineering services to the automotive industry based in Germany. Mr. Wiedemann joined IAV after retiring from Volkswagen AG and is former Chief Executive Officer, Volkswagen Commercial Vehicles and Truck Division in Wolfsburg, Germany. A 37-year employee of Volkswagen, Mr. Wiedemann held senior executive positions including Executive Vice President, Volkswagen, South America (1994-1995); Executive Vice President, Autolatina (1992-1994) and Director, Passenger Car and Commercial Vehicle Development (1989-1992). Mr. Wiedemann received a Master’s degree from the Hannover Technical University, a doctorate from Brandenburg Technical University and is a professor at the Berlin Institute of Technology.

Director since: April 2010

Qualifications: Mr. Wiedemann’s extensive engineering expertise and his global OEM management experience enable him to provide engineering, product development, industry and leadership expertise to the Board.

Other Directorships: None

Age: 71

Lawrence A. Zimmerman

He is the former Vice Chairman and Chief Financial Officer of Xerox Corporation, a position he held from June 2002 until April 2011. He joined Xerox as CFO in 2002 after retiring from IBM. A 31-year employee of IBM, Mr. Zimmerman held senior executive positions, including Vice President of Finance for IBM’s Europe, Middle East and Africa operations, and Corporate Controller. Mr. Zimmerman received a B.S. in finance from New York University in 1965 and an MBA from Adelphi University in 1967.

Director since: November 2009

Qualifications: Mr. Zimmerman brings to the Board significant experience leading the finance organization of a large global company, and contributes financial, risk management and strategy expertise.

Other Directorships: Brunswick Corporation, Computer Sciences Corporation, Flextronics Inc. and Stanley Black & Decker, Inc. (2005-2011)

Age: 71

The Board of Directors recommends a vote “FOR” each of the 11 director nominees named above. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy will be voted FOR the election of all 11 nominees.

10    DELPHI AUTOMOTIVE PLC

2014 NOTICE OF MEETING AND PROXY STATEMENT

BOARD PRACTICES

In order to help our shareholders better understand our Board practices, we are including the following description of current practices. The Nominating and Governance Committee periodically reviews these practices.

Size of the Board

The Board currently consists of the 11 directors named above. Our Memorandum and Articles of Association provides that our Board must consist of a minimum of two directors. The exact number of directors on our Board may be changed from time to time as determined by our full Board.

Leadership Structure

The Board believes it is important to retain flexibility to allocate the responsibilities of the offices of the Chairman and CEO in a manner that is in the best interests of the Company. Currently, the Board believes it is in the best interests of the Company to separate the positions of CEO and Chairman and to have an independent Non-Executive Chairman. John A. Krol has served in this role since 2009. It is expected that Mr. Krol will continue to serve as the Non-Executive Chairman, contingent upon his re-election to the Board. The Board believes this leadership structure affords the Company an effective combination of internal and external experience, continuity and independence, which will serve the Board and the Company well.

Director Independence

The Board believes that a substantial majority of its members should be independent, non-employee directors. Only Rodney O’Neal, who serves as our Chief Executive Officer and President, is an employee of Delphi. The non-employee directors of the Company are John A. Krol, Gary L. Cowger, Nicholas M. Donofrio, Mark P. Frissora, Rajiv L. Gupta, J. Randall MacDonald, Sean O. Mahoney, Thomas W. Sidlik, Bernd Wiedemann and Lawrence A. Zimmerman. Prior to his retirement from our Board in April 2013, Michael McNamara was also independent. The Board has determined that all of its non-employee directors and all director nominees, other than Mr. O’Neal, meet the requirements for independence under the New York Stock Exchange (“NYSE”) listing standards and the rules required for Audit Committee members by the SEC. Furthermore, the Board limits membership on the Audit, Compensation and Human Resources, and Nominating and Governance Committees to independent directors.

Audit Committee Financial Expert

The Board has determined that all of the members of the Audit Committee are financially literate, and that Mr. Zimmerman meets the qualifications of the audit committee financial expert, as defined under the Securities Exchange Act of 1934, as amended. Mr. Zimmerman serves as the Chairman of the audit committees of three additional public companies, and the Board has determined that such simultaneous service will not impair Mr. Zimmerman’s ability to effectively serve on Delphi’s Audit Committee.

Evaluation of Board Performance

The Nominating and Governance Committee coordinates an annual evaluation process by which the directors evaluate the Board’s and its Committees’ performance and procedures. This self-evaluation leads to a full Board discussion of the results. Each Committee of the Board also conducts an annual evaluation of its performance and procedures.

Director Retirement

Our Corporate Governance Guidelines provide that the retirement age for directors is 75, unless waived by the Board. No Director who is or would be over 75 at the expiration of his current term may be nominated to a new term, unless the Board waives the retirement age for a specific Director. Once granted, such waiver must be renewed annually. The Board carefully considered the application of this policy with respect to Mr. Krol, who is 77. Based upon the importance of the continuity and leadership he provides as Chairman of the Board, the Board approved a waiver of the retirement age to allow Mr. Krol to continue to serve on the Board.

Our Corporate Governance Guidelines also provide that non-employee directors who significantly change their primary employment during their tenure as Board members must offer to tender their resignation to the Nominating and Governance Committee. The Nominating and Governance Committee will evaluate the continued appropriateness of Board membership under the new circumstances and make a recommendation to the Board as to any action to be taken with respect to such offer.

Nomination of Directors

The Nominating and Governance Committee recommends individuals for membership on the Board. The Nominating and Governance Committee considers not only a candidate’s qualities, performance and professional responsibilities, but also the composition of the Board and the challenges and needs of the Board at that time. The Board as a whole is constituted to be strong in its collective knowledge and diversity of accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance and global markets.

The culture of the Board enables the Board to operate quickly and effectively in making key decisions. Board meetings are conducted in an environment of trust, confidentiality, open dialogue, mutual respect and constructive commentary.

DELPHI AUTOMOTIVE PLC    11

2014 NOTICE OF MEETING AND PROXY STATEMENT

Board Practices (continued)

The Nominating and Governance Committee views diversity in its broadest sense, which includes education, ethnicity, experience, gender and leadership qualities. The Nominating and Governance Committee will use the same selection process and criteria for evaluating all nominees, regardless of who submits the nominee for consideration.

Directors are encouraged to submit to the Chairman of the Nominating and Governance Committee the name of any candidate whom they believe to be qualified to serve on the Board, together with background information on the candidate. In accordance with procedures set forth in our Memorandum and Articles of Association, shareholders holding at least one-tenth of the ordinary shares outstanding and who have the right to vote at general meetings of the Company may propose, and the Nominating and Governance Committee will consider, nominees for election to the Board at the next annual meeting by giving timely written notice to the Corporate Secretary, which must be received at our principal executive offices no later than the close of business on February 11, 2015, and no earlier than November 3, 2014. The notice periods may change in accordance with the procedures set out in our Memorandum and Articles of Association. Any such notice must include the name of the nominee, a biographical sketch and resume, contact information and such other background materials as the Nominating and Governance Committee may request.

Executive Sessions

Independent directors meet together as a group during each Board meeting, without the CEO or any other employees in attendance. The Chairman presides over each executive session of the Board. Each Committee also convenes an executive session at which Committee members meet without the CEO or any other employees in attendance.

Board’s Role in Risk Oversight

The Board takes an active role in risk oversight related to the Company both as a full Board and through its Committees, each of which has primary risk oversight responsibility with respect to all matters within the scope of its duties as contemplated by its charter. While the Company’s management is responsible for day-to-day management of the various risks facing the Company, the Board is responsible for monitoring management’s actions and decisions. The Board, as apprised by the Audit Committee, determines that appropriate risk management and mitigation procedures are in place and that senior management takes the appropriate steps to manage all major risks.

Stock Ownership Guidelines

The Board believes that each director should hold a meaningful equity position in the Company and has established equity holding requirements for our non-employee directors. The holding requirement for each non-employee director is five times the value of his designated annual cash retainer (at least $500,000, based upon the current cash retainer). Each new director will have up to five full years from his or her date of appointment to fulfill this holding requirement. Current directors were required to hold a minimum of $750,000 in equity until December 31, 2013 and a minimum of $500,000 in equity thereafter. All non-employee directors hold in excess of this minimum shareholding requirement.

Governance Principles

The Board adopted a formal statement of Corporate Governance Guidelines, which sets forth the corporate governance practices for Delphi. The Corporate Governance Guidelines are available on our website at www.delphi.com by clicking on the tab “Investors” and then the caption “Corporate Governance.”

Code of Ethical Business Conduct

Delphi adopted a Code of Ethical Business Conduct, which applies to all employees and directors, including the principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The Code of Ethical Business Conduct is available on Delphi’s website at www.delphi.com by clicking on the tab “Responsibility” and then the caption “Code of Ethical Business Conduct.” Copies of our Code of Ethical Business Conduct are also available to any shareholder who submits a request to the Corporate Secretary at Delphi Automotive PLC, c/o Delphi Automotive Systems, LLC, 5725 Delphi Drive, Troy, Michigan 48098. We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K by posting on our website any amendments to, or waivers from, a provision of our Code of Ethical Business Conduct that applies to our directors or officers.

Communications with the Board of Directors

Anyone who wants to communicate with the Board or any individual member of the Board (or independent directors as a group) may do so by sending a letter addressed to the director or directors in care of the Corporate Secretary at Delphi Automotive PLC, c/o Delphi Automotive Systems, LLC, 5725 Delphi Drive, Troy, Michigan 48098. All correspondence, other than items such as junk mail that are unrelated to a director’s duties and responsibilities, will be forwarded to the appropriate director or directors.

12    DELPHI AUTOMOTIVE PLC

2014 NOTICE OF MEETING AND PROXY STATEMENT

BOARD AND COMMITTEE MEETINGS

During 2013, the Board held six in-person or telephonic regular meetings. Attendance at all Board and Committee meetings exceeded 95% and all of our directors attended at least 75% of the Board and Committee meetings on which the member sits. In addition, while the Board does not have a formal policy regarding director attendance at shareholder meetings, all directors are expected to attend. In 2013, all directors were in attendance at the Annual Meeting.

DELPHI AUTOMOTIVE PLC    13

2014 NOTICE OF MEETING AND PROXY STATEMENT

BOARD COMMITTEES

Our Board has five committees, as described below: Audit; Compensation and Human Resources; Finance; Innovation and Technology; and Nominating and Governance. Committee charters are available on Delphi’s website at www.delphi.com by clicking on the tab “Investors” and then the caption “Corporate Governance.”

Committee	Members	Primary Responsibilities	Number of 2013 Meetings
Audit

	Lawrence A. Zimmerman (Chairman) Gary L. Cowger Sean O. Mahoney Thomas W. Sidlik Bernd Wiedemann	Responsible for the engagement of the registered independent public accounting firm and the review of the scope of the audit to be undertaken by the registered independent public accounting firm. Responsible for oversight of the adequacy of our internal accounting and financial controls and the accounting principles and auditing practices and procedures to be employed in preparation and review of our financial statements. Responsible for oversight of the Company’s enterprise risk management program.	6
Compensation and Human Resources

	Rajiv L. Gupta (Chairman) John A. Krol J. Randall MacDonald	Reviews and recommends to the Board policies, practices and procedures relating to the compensation of the CEO and other officers.	5
Finance

	Lawrence A. Zimmerman (Chairman) Nicholas M. Donofrio Mark P. Frissora Sean O. Mahoney	Responsible for oversight of corporate finance matters, including capital structure, financing transactions, acquisitions and divestitures, share repurchase and dividend programs, employee retirement plans, interest rate policies, commodity and currency hedging and the annual business plan, including review of capital expenditures and restructurings.	5
Innovation and Technology

	Nicholas M. Donofrio (Chairman) Gary L. Cowger Thomas W. Sidlik Bernd Wiedemann	Responsible for assisting the Board in its oversight responsibilities relating to research and development, technological innovation and strategy.	3
Nominating and Governance

	John A. Krol (Chairman) Mark P. Frissora J. Randall MacDonald	Reviews and, as it deems appropriate, recommends to the Board policies and procedures relating to director and board committee nominations, corporate governance policies and has responsibility for the oversight of the Company’s environmental, health and safety management programs. Responsible for oversight of the Company’s compliance programs.	6

14    DELPHI AUTOMOTIVE PLC

2014 NOTICE OF MEETING AND PROXY STATEMENT

DIRECTOR COMPENSATION

Board Compensation

Our directors (other than Mr. O’Neal, who is compensated as an officer of the Company and does not receive additional compensation for his services as member of the Board) receive the following annual compensation, 40% of which is paid in cash and 60% of which is delivered in the form of time-based restricted stock units. Each director may elect, on an annual basis, to receive 50% or 100% of his cash retainer in restricted stock units. The Chairman of the Board receives $500,000 annually, and all other directors receive $250,000 annually. Chairmen of our board committees receive the following additional annual compensation:

Committee	Additional Annual Compensation
Audit Committee/Finance Committee(1)	$25,000
Compensation and Human Resources Committee	20,000
Innovation and Technology Committee	10,000
Nominating and Governance Committee(2)	10,000

(1)	The compensation is for the aggregate responsibilities of Mr. Zimmerman, who serves as the chairman of both the Audit Committee and the Finance Committee.
(2)	Mr. Krol is currently the chairman of the Nominating and Governance Committee. As he receives compensation for his position as Chairman of the Board, he does not receive an additional fee for his service as the committee chairman.

An annual grant of restricted stock units is made on the day of the Annual Meeting and vests on the day before the next Annual Meeting. Cash compensation is paid at the end of each fiscal quarter. Any director who joins the Board, other than in connection with the Annual Meeting, will receive prorated cash compensation and a prorated grant of restricted stock units, based on the date the director joins the Board. These restricted stock units will vest on the day before the next Annual Meeting.

The table below shows 2013 cash and equity compensation for each member of the Board.

2013 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Gary L. Cowger	$100,000	$150,035	$250,035
Nicholas M. Donofrio	104,000	156,023	260,023
Mark P. Frissora	100,000	150,035	250,035
Rajiv L. Gupta	108,000	162,010	270,010
John A. Krol	200,000	300,026	500,026
J. Randall MacDonald	100,000	150,035	250,035
Sean O. Mahoney	100,000	150,035	250,035
Michael McNamara(2)	25,000	0	25,000
Thomas W. Sidlik	100,000	150,035	250,035
Bernd Wiedemann	100,000	150,035	250,035
Lawrence A. Zimmerman	110,000	165,003	275,003

(1)	Reflects the grant date fair value of the equity awards granted to directors on April 25, 2013. As of December 31, 2013, these awards were unvested; they will vest in full on April 2, 2014. The values set forth in the table were determined in accordance with FASB ASC Topic 718. The grant date for accounting purposes is April 25, 2013. For assumptions used in determining the fair value of the awards, see Note 21. Share-Based Compensation to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The year-end restricted stock unit balances for our directors are:

Name	Unvested Restricted Stock Units 12/31/2013
Gary L. Cowger	3,358
Nicholas M. Donofrio	3,492
Mark P. Frissora	3,358
Rajiv L. Gupta	3,626
John A. Krol	6,715
J. Randall MacDonald	3,358
Sean O. Mahoney	3,358
Michael McNamara(2)	0
Thomas W. Sidlik	3,358
Bernd Wiedemann	3,358
Lawrence A. Zimmerman	3,693

(2)	Mr. McNamara retired from our Board in April 2013.

DELPHI AUTOMOTIVE PLC    15

2014 NOTICE OF MEETING AND PROXY STATEMENT

2013 COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Compensation and Human Resources Committee (the “Compensation Committee”), composed entirely of independent directors, is responsible to the Board for executive compensation at Delphi. The Compensation Committee, in consultation with management and its independent outside advisor, sets the principles guiding the Company’s compensation philosophy. Additionally, it reviews and approves executive compensation for executive officers (including cash compensation, equity incentives, benefits and perquisites) and reports its actions to the Board for review and, as necessary, approval.

In this section, we describe: 1) the material components of our executive compensation programs for the “named executive officers” or “NEOs”; 2) the compensation decisions the Compensation Committee has made under those programs; and 3) the factors considered in making those decisions, including 2013 Company performance. For fiscal year 2013, the NEOs were:

•	Rodney O’Neal, our Chief Executive Officer and President;
•	Kevin P. Clark, our Executive Vice President and Chief Financial Officer;
•	James A. Spencer, our Executive Vice President of Operations and President, Latin America;
•	Jeffrey J. Owens, our Executive Vice President and Chief Technology Officer; and
•	Majdi B. Abulaban, our Senior Vice President, Electrical/Electronic Architecture and President, Asia Pacific.

Our executive compensation program is designed to attract, retain and, most importantly, motivate execution of our business plan, which seeks to balance achievement of targeted near-term results with building long-term shareholder value through sustained execution. Our focus on pay-for-performance and corporate governance ensures alignment with the interests of our shareholders, as highlighted below:

ALIGNMENT OF STAKEHOLDERS

Pay for Performance	Status
We target executive compensation at peer group median and deliver compensation above or below this level when warranted by performance.	✓
Over 85% of total compensation for the CEO is performance-based and 65% is granted in equity.	✓
75% of total compensation for NEOs other than the CEO is performance-based and 51% is granted in equity.	✓
We use a rigorous goal setting process with multiple levels of review.	✓
100% of the NEO annual incentive compensation is tied solely to Delphi’s financial performance. The Committee also retains the ability to apply negative discretion based upon individual performance.	✓
75% of the NEOs’ long-term incentive compensation is performance-contingent and only delivers value if financial and relative total shareholder return targets are met, which contributes to sustained long-term corporate financial health and company value. The value of the remaining 25% of NEOs’ long-term incentive compensation is in the form of time-based RSUs and fluctuates with stock price.	✓
We review and validate our pay-for-performance relationship on an annual basis.	✓
We provide no perquisites or special or supplemental health benefits to our NEOs.	✓
Our non-qualified, supplemental pension plan is a modified and reduced version of a predecessor plan which was frozen in 2008 (no new benefits and no new participants).	✓

Corporate Governance	Status
We devote significant time to leadership development efforts.	✓
We meet at least annually with many of our major shareholders.	✓
We utilize an independent compensation consultant.	✓
We disclose our performance metrics.	✓
We maintain share ownership guidelines for our NEOs and directors.	✓
We do not have compensation programs that encourage imprudent risk.	✓
We maintain clawback and anti-hedging policies.	✓
Annual dilution associated with equity awards has been well below our peers.	✓
There are no officer-specific gross-ups or tax assistance on executive perquisites.	✓
We maintain a market-aligned severance program with reasonable post-employment provisions.	✓
We do not have individual change in control agreements and maintain double-trigger equity vesting upon a change in control.	✓

16    DELPHI AUTOMOTIVE PLC

2014 NOTICE OF MEETING AND PROXY STATEMENT

2013 Compensation Discussion and Analysis (continued)

2013 Company Performance Highlights

Our industry is both cyclical and highly dependent on the overall global economy. Our contracts with customers generally have long lead times until actual revenue is evident in our financial performance. Many times these contracts require significant investment by Delphi prior to the realization of the revenue. We have a strategy of disciplined growth that balances our growth with maintaining margins and return on capital to ensure we preserve margins in line with our capital investment. The following is a brief summary of our financial performance and Total Shareholder Return (“TSR”):

(1)	“CFBF” is cash flow before financing, which is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities (adjusted for maturities of time deposits, costs associated with the initial public offering and costs of the MVL acquisition). EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin and CFBF are used throughout this CD&A and are non-GAAP financial measures. Please see Appendix A to this proxy statement for a reconciliation of these numbers to U.S. GAAP financial measures.

DELPHI AUTOMOTIVE PLC    17

2014 NOTICE OF MEETING AND PROXY STATEMENT

2013 Compensation Discussion and Analysis (continued)

In addition to the financial performance shown above, we accomplished the following in 2013:

•	Successfully integrating the FCI Group’s Motorized Vehicles Division (“MVL”), acquired in late 2012, with our existing connector business, resulting in substantial operating and financial synergies;
•	Generating gross business bookings of $26.6 billion, based upon expected volumes and pricing;
•

Continuing our focus on diversifying our geographic, product and customer mix, resulting in 33% of our 2013 net sales generated in the North American market, 27% of our 2013 net sales generated in emerging markets, and 17% generated from our largest customer;

•

Maximizing our operational flexibility and profitability at all points in the normal automotive business cycle, by having approximately 94% of our hourly workforce based in low cost countries and approximately 32% of our hourly workforce composed of temporary employees;

•

Completing the majority of our previously approved $375 million of restructuring activities initiated at the end of 2012, with the primary focus on Europe, allowing us to maintain our industry-leading cost structure;

•	Generating $1.8 billion of cash from operations;
•	Initiating regular quarterly cash dividends of $0.17 per ordinary share;
•	Executing $457 million of share repurchases; and
•	Achieving investment-grade credit rating metrics from Standard & Poor’s Ratings Services.

Significant 2013 Compensation Matters — What’s New in 2013?

At our 2013 Annual Meeting of Shareholders, we received approximately 98.7% of votes cast in support of our executive compensation program. Management and the Compensation Committee reviewed our shareholders’ affirmative 2013 Say-on-Pay vote and believe it to be a strong show of support for Delphi’s executive compensation program. Moreover, during 2013, we met with approximately half of our institutional investors, who hold more than 75% of our outstanding shares. During these meetings no executive compensation issues were raised.

We believe that in order to increase shareholder value, our executive compensation program must:

•	have a majority of direct pay be “performance-based” (i.e., pay where the value is not guaranteed);
•	link performance-based pay to financial goals that are directly aligned with business strategy;
•	link performance-based pay to stock price performance through use of a total shareholder return metric; and
•	align with compensation-related governance best practice.

As such, the Compensation Committee made the following decisions in 2013:

CEO Compensation	Base salary was increased in August 2013 by approximately 7% to $1,300,000 to appropriately reflect competitive norm; this resulted in a new annual incentive target of $1,950,000 (150% of base salary). Target total direct compensation (base salary, annual and long-term incentives) remains at the median of our peer group.
Other NEO Compensation

Total direct compensation of Messrs. Spencer and Owens was adjusted when they were appointed Executive Vice Presidents in February 2013. Mr. Abulaban also received an adjustment to his compensation package in 2013 taking into account both competitive practice and his performance and growth as a divisional President. (See page 22 for detail.)

Messrs. Clark, Spencer and Owens were awarded an equity continuity award to support continued performance momentum and solidify operational leadership over the next three years. Award has both a performance-based and time-based components, each weighted 50 percent. (See page 23 for detail)

Incentive Plan Metrics

Changed the earnings metric in our annual incentive plan from EBITDA to net income (“NI”) for Corporate participants and operating income (“OI”) for business unit participants. NI is defined as revenue adjusted for all operating expenses including depreciation, interest and taxes. This change reinforces consideration of both profit and capital expenditures in business decisions and ensures enterprise-wide initiatives such as financing and tax planning are considered when measuring overall performance.

Changed the earnings metric in our long-term incentive performance award from cumulative net income, to cumulative earnings per share (“EPS”) to reflect the metric viewed by stakeholders as having alignment with sustained value over time.

Annual Incentive Payout vs. Target	Compensation Committee approved a payout of the 2013 Annual Incentive Plan at an enterprise consolidated basis of 123% of target. The Compensation Committee sets financial performance metrics for our annual incentive plan at stretch levels to drive superior financial performance, resulting in superior shareholder returns.

18    DELPHI AUTOMOTIVE PLC

2014 NOTICE OF MEETING AND PROXY STATEMENT

2013 Compensation Discussion and Analysis (continued)

Compensation Philosophy and Strategy — How Do We Pay Executives?

General Philosophy in Establishing and Making Pay Decisions. It is important that we ensure our compensation programs encourage executives to make sound decisions that drive long-term value creation. The Compensation Committee utilizes a combination of fixed and variable pay elements in order to achieve the following objectives:

•	Support Delphi’s overall business strategy and results as they relate to long-term value creation;
•	Pay for performance by linking incentive compensation to defined short- and long-term performance goals;
•	Attract and retain key executives by providing competitive total compensation opportunities; and
•	Align executive and investor interests by establishing market and investor-relevant metrics which drive and enable shareholder value.

Peer Group Analysis. To attract and retain key executives, our goal is to provide compensation opportunities at competitive market rates. We have created a compensation structure that targets the median of our selected peer companies, but also allows total compensation to exceed the median when our company performance and individual experience, responsibilities and performance warrant.

A key element of this process is selecting a relevant peer group against which we compare our elements of pay. The Compensation Committee reviews and determines the composition of our peer group on an annual basis, considering input from its independent compensation consultant. Delphi’s 2013 peer group was made up of the following 18 companies, whose aggregate profile was comparable to Delphi in terms of size, industry and competition for executive talent. This list is unchanged compared to 2012.

AutoLiv Inc.	Illinois Tool Works, Inc.
BorgWarner Inc.	Ingersoll-Rand Plc
Cummins Inc.	Johnson Controls, Inc.
Danaher Corporation	Lear Corporation
Dover Corporation	Navistar International Corporation
Eaton Corporation	PACCAR Inc.
Emerson Electric Co.	Parker-Hannifin Corporation
Genuine Parts Company	Textron Inc.
The Goodyear Tire & Rubber Co.	TRW Automotive Holdings Corp

In 2013, target total direct compensation (base salary, annual and long-term bonus incentives) for our officer group, including the NEOs, approximated the median (50th percentile) of the peer group. Compensation for individuals within this group may be positioned higher or lower than market median where we believe appropriate, considering each executive’s roles and responsibilities and experience in their position within Delphi. Target total direct compensation for our CEO and among our other NEOs, on average, was positioned within a competitive range of market median. Adjustments are made only when we believe there is a market or individual performance issue that should be addressed to preserve the best interests of the shareholders.

Role of the Compensation Committee and Use of Outside Consultants. The scope of the work done by consultants for the Compensation Committee includes the following:

•	Analyses and recommendations that inform the Compensation Committee’s decisions;
•	Preparing and evaluating market data and competitive position benchmarking;
•	Assisting in the design and development of Delphi’s executive compensation programs;
•	Providing updates on market trends and the regulatory environment as they relate to executive compensation;
•	Reviewing various management proposals presented to the Compensation Committee related to executive compensation; and
•	Working with the Compensation Committee to validate and strengthen the pay for performance relationship and alignment with shareholders.

The Compensation Committee retains Compensation Advisory Partners LLC (“CAP”) as its independent compensation consultant. The Compensation Committee has assessed the independence of CAP pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent CAP from independently representing the Compensation Committee. CAP does not perform other services for Delphi, and will not do so without the prior consent of the Chair of the Compensation Committee. CAP meets with the Compensation Committee Chair and the Compensation Committee outside the presence of management. In addition, CAP participates in all of the Committee’s meetings and, when requested by the Compensation Committee Chair, in the preparatory meetings and the executive sessions.

Overview of Executive Compensation — What Are the Elements of Pay?

We regularly undertake a comprehensive review of our business plan to identify key strategic initiatives that should be linked to compensation. We also assess and review the level of risk in our compensation programs to ensure that they do not encourage imprudent risk-taking.

Elements of Executive Compensation. In line with the philosophy described above, we provide the following elements of compensation to our officers, including the NEOs, as displayed in the Summary Compensation Table below:

•	Base salary;
•	Annual incentive award;
•	Long-term incentive award; and
•	Other compensation, which consists primarily of qualified and non-qualified defined contribution plans.

DELPHI AUTOMOTIVE PLC    19

2014 NOTICE OF MEETING AND PROXY STATEMENT

2013 Compensation Discussion and Analysis (continued)

The following chart outlines these elements of compensation and indicates how they relate to the key:

Element	Key Features	Relationship to Objectives
Total Direct Compensation

Base Salary	• Commensurate with responsibilities, experience and performance • Reviewed on a periodic basis for competitiveness and individual performance • Targeted at market median	• Attract and retain key executives

Annual Incentive Plan

•   Compensation Committee approves a target incentive pool for each performance period based on selected financial and/or operational metrics

•   Each executive is granted a target award opportunity varying by level of responsibility

•   Payouts are determined by achievement of financial goals (at both the corporate and, where applicable, division level), then adjusted (only on a downward basis for NEOs) to reflect individual performance based on pre-established individual objectives

• Pay for performance • Align executive and shareholder interests • Attract and retain key executives

Long-Term Incentive Plan

•   Target award granted commensurate with responsibilities, experience and performance

•   Issue full share unit awards (no options), 75% with payout contingent on company performance against select metrics including TSR

• Pay for performance • Align executive and shareholder interests • Attract and retain key executives • Focus on long-term value creation
Other Compensation

Salaried Retirement Savings Program, Salaried Retirement Equalization Savings Program and Supplemental Executive Retirement Program

•   Qualified defined contribution plan available to all U.S. salaried employees, including executives

•   Non-qualified defined contribution plan available to eligible employees, including executives, who exceed statutory limits under our qualified defined contribution plan

•   Defined benefit plan that was frozen as of September 2008 and provides reduced benefits to certain eligible executives who participated in the defined benefit plan that predates the formation of Delphi Automotive LLP and Delphi Automotive PLC

• Attract and retain key executives

20    DELPHI AUTOMOTIVE PLC

2014 NOTICE OF MEETING AND PROXY STATEMENT

2013 Compensation Discussion and Analysis (continued)

Total Direct Compensation Mix. Base salary, annual and long-term incentive awards make up our executives’ total direct compensation. Delphi strives to ensure that a majority of each executive’s total direct compensation is comprised of “performance-based” pay. Our annual incentive and long-term incentive awards are considered “performance-based” pay because the recipients of these awards must achieve specified performance goals at corporate, division and individual levels to receive any payment.

Mr. O’Neal’s target performance-based pay makes up 86% of his current total target compensation, which includes the 65% of his total target compensation that is derived from long-term incentives. His base salary makes up 14% of his total direct compensation. Our remaining NEOs’ total direct compensation, on average, is comprised of 76% performance-based pay and 24% base salary, with long-term incentives constituting 52% of total direct compensation. The large proportion of performance-based pay, combined with a focus on long-term incentive awards, aligns the NEOs’ interests with the interests of Delphi’s shareholders.

The mix of compensation for our CEO and other NEOs is shown below:

2013 Target Compensation Structure. The following table depicts current target total direct compensation for the NEOs.

Name	Base Salary	Annual Incentive Target Award	Long Term Incentive Plan Target Award	Total
Rodney O’Neal	$1,300,000	$1,950,000	$6,000,000	$9,250,000
Chief Executive Officer and President
Kevin P. Clark	800,000	800,000	2,000,000	3,600,000
Executive Vice President and Chief Financial Officer
James A. Spencer	700,000	700,000	1,700,000	3,100,000
Executive Vice President, Operations and President, Delphi Latin America
Jeffrey J. Owens	627,500	627,500	1,150,000	2,405,000
Executive Vice President and Chief Technology Officer
Majdi B. Abulaban	525,000	446,300	775,000	1,746,300
Senior Vice President, President, Electrical / Electronic Architecture and President, Asia Pacific

Officer Annual Compensation Determination. Individual base salaries and annual incentive targets for the officers are established based on the scope of each officer’s responsibilities, individual performance and market data. For newly hired officers, the Compensation Committee also considered the individual’s compensation for his or her prior role at his or her previous employer. At the beginning of each year, we also define the key strategic objectives each officer is expected to achieve during that year, which are evaluated and approved by the Compensation Committee.

DELPHI AUTOMOTIVE PLC    21

2014 NOTICE OF MEETING AND PROXY STATEMENT

2013 Compensation Discussion and Analysis (continued)

Base Salary. Base salary is generally targeted at the median of our peer group and is intended to be commensurate with each executive’s responsibilities, experience and individual performance. For newly hired officers, the Compensation Committee also takes into account the individual’s compensation and role at his or her previous employer.

As discussed above, several our NEOs received base increases during 2013 due to their expanded responsibilities and peer market reviews. The following table summarizes these increases:

Name	Base Salary Increase Effective Date	Adjusted Base Salary(1)	Increase
Rodney O’Neal	August 1, 2013	$1,300,000	7%
James A. Spencer	February 1, 2013	700,000	19%
Jeffrey J. Owens	February 1, 2013	627,500	19%
Majdi B. Abulaban	August 1, 2013	525,000	17%

(1)	Messrs. O’Neal, Spencer, Owens and Abulaban all received base salary adjustments in 2013. Messrs. Spencer and Owens received increases in February 2013 when their job responsibilities were expanded and they were appointed Executive Vice Presidents. Mr. O’Neal received an increase in August 2013 after a market review of officer compensation. Mr. Abulaban also received an increase in August 2013 after a review of officer compensation; this increase also considered his individual performance since assuming his current role.

The Summary Compensation Table displays 2013 pro-rata base salary amounts.

Annual Incentive Plan. Our Annual Incentive Plan is designed to motivate executives to drive company earnings, cash flow before financing and size growth by measuring the executives’ performance against the current year business plan at the corporate and relevant division levels.

The Compensation Committee establishes the annual incentive target for each officer similar to the process for determining base salary. The approved target is based on his or her position, the size and scope of his or her responsibilities and relevant market data. For 2013, the absolute dollar value of several or our NEOs’ annual incentive targets were adjusted in direct correlation to their base salary adjustments (percent of base salary remained constant), as follows:

Name	Adjusted Annual Incentive Target
Rodney O’Neal(1)	$1,950,000
James A. Spencer	700,000
Jeffrey J. Owens	627,500
Majdi B. Abulaban(1)	446,300

(1)	These targets were effective August 1, 2013 and, as such, the targets are reflected in the 2013 Grants of Plan-Based Award Table on a pro-rata basis.

The Compensation Committee, working with management and their independent compensation consultant, also sets the annual incentive performance objectives and payout levels based on Delphi’s annual company business objectives, which are then reviewed and approved by the Board. For 2013, each NEO’s award payout was determined as follows:

•	Corporate performance metrics are weighted 100% for Messrs. O’Neal, Clark, Spencer and Owens and 25% for Mr. Abulaban.
•	Division performance metrics are weighted 75% for Mr. Abulaban.
•	Individual performance objectives may be considered for reduction of the incentive payment if individual objectives are not met (negative discretion only).

For 2013, both corporate and division performance objectives were based on the following metrics:

•	Corporate performance: NI, CFBF and Revenue Growth (Bookings).
•	Division performance: OI, Simplified Operating Cash Flow (“SOCF”) and Revenue Growth (Bookings).

The Compensation Committee selected the following weightings in 2013 for both corporate and division performance metrics:

Weighting of Performance Metrics and Rationale
NI (Corp) or OI (Division)(1)	50%
CFBF (Corp) and SOCF (Division)(2)	40%
Revenue Growth(3)	10%

(1)	NI (and OI) are appropriate measurements of our underlying earnings for 2013 and a good indication of our overall financial performance.
(2)	CFBF and SOCF are different metrics for measuring cash. CFBF is cash flow before financing, which is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities. SOCF is defined, on a divisional basis, as EBITDA, plus or minus changes in accounts receivable, inventory and accounts payable, less capital expenditures net of proceeds from asset dispositions, plus restructuring expense, less cash expenditures for restructuring.
(3)	Revenue Growth (Bookings) is based on our future business booked in the current fiscal year. In general, in order to achieve the target performance level, a specified percentage of our planned future sales for the next two calendar years must be booked by the end of the measurement period, in this case the end of fiscal year 2013.

The NI / OI and CFBF metrics and the award payout levels related to those metrics are measured on a performance matrix, with threshold, target and maximum financial performance requirements and the payout levels set by the Compensation Committee. Performance below the minimum threshold results in no payout, and performance above the maximum level is capped at a maximum payout, which is 200% of the target award.

Revenue Growth (Bookings) is treated differently from the NI / OI and CFBF metrics, as it includes only a target level without threshold or maximum performance levels. If Revenue Growth (Bookings) is achieved, the target award level for that metric will be paid. If Revenue Growth (Bookings) is not achieved, the entire Revenue Growth (Bookings) portion of the award will not be paid.

The threshold, target and maximum payout levels of our 2013 annual incentive program are shown below:

Performance Level	NI / OI	CFBF/ SOCF	Revenue Growth
Threshold performance	50%	50%	0%
Target performance	100%	100%	100%
Maximum performance	200%	200%	100%

22    DELPHI AUTOMOTIVE PLC

2014 NOTICE OF MEETING AND PROXY STATEMENT

2013 Compensation Discussion and Analysis (continued)

The 2013 performance targets relevant to the NEOs were:

Division	NI / OI Target (in millions)	CFBF/ SOCF Target (in millions)(1)	Revenue Growth 2014/2015 Bookings
Corporate	$1,325	$1,000	99% / 91%
Electrical/Electronic Architecture	881.6	850.1	98% / 91%

(1)	CFBF and SOCF are different metrics for measuring cash. CFBF is cash flow before financing, which is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities. SOCF is defined, on a divisional basis, as EBITDA, plus or minus changes in accounts receivable, inventory and accounts payable, less capital expenditures net of proceeds from asset dispositions, plus restructuring expense, less cash expenditures for restructuring.

Given the performance levels required for target payment, 2013 performance at both the corporate and division level was above target. As a result, award payout percentages based on corporate and division level metrics ranged from 123% to 128% of target for our NEOs.

Once the preliminary earned awards are determined based on the three financial metrics at the corporate and/or division level, the Compensation Committee, in conjunction with the CEO, assesses each officer’s performance based on the attainment of individual performance objectives. Only negative award adjustment is possible. The CEO does not participate in the assessment of his own performance.

In determining final individual awards, the Compensation Committee evaluates each officer’s performance objectives in relation to the division and overall corporate performance, as applicable. The officer performance objectives relate to specific customer relationships, improved cost structure initiatives, health and safety metrics as well as specific financial improvement goals. Each NEO achieved his individual objectives and, therefore, the Compensation Committee did not consider any downward adjustments to the awards.

The Compensation Committee approved the following 2013 annual incentive awards for the NEOs:

Name	Annual Incentive Plan Actual 2013 Payment(1)	% of Target Incentive
Rodney O’Neal	$2,290,875	123%
Kevin P. Clark	984,000	123%
James A. Spencer	861,000	123%
Jeffrey J. Owens	771,825	123%
Majdi B. Abulaban	523,628	128%

(1)	These award amounts are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Long-Term Incentive Plan. Delphi’s Long-Term Incentive Plan was adopted in 2011. The first awards under the Long-Term Incentive Plan were granted in February 2012 in the form of performance and time-based restricted stock units (“RSUs”). In February 2013, the second grant of awards under this long-term incentive framework was made under the plan.

Our equity awards include both performance-based and time-based restricted stock units. The time-based RSUs, which make up 25% of NEOs’ long term award, vest ratably over three years, begin-

ning on the first anniversary of the grant date. The performance-based RSUs, which make up 75% of the NEOs’ long term award, vest at the completion of a three-year performance period. For the 2013 grant, vesting will occur at the end of 2015. Each NEO will receive between 0% and 200% of his target performance-based award based on the Company’s performance against the following company-wide performance metrics:

Metric	Weighting
Average Return on Net Assets(1)	50%
Cumulative Earnings Per Share (EPS)(2)	30%
Relative Total Shareholder Return(3)	20%

(1)	Average return on net assets is tax-affected operating income divided by average net working capital plus average net property, plant and equipment expense for each calendar year.
(2)	Cumulative EPS is net income attributable to Delphi divided by the weighted number of diluted shares outstanding. This metric replaced the cumulative net income metric used in our 2012 long-term award. We feel that this metric is better aligned to shareholder interests.
(3)	Relative total shareholder return is measured by comparing the average closing price per share of the Company’s ordinary shares for all available trading days in the fourth quarter of 2015 to the average closing price per share of the Company’s ordinary shares for all available trading days in the fourth quarter of 2012, including the reinvestment of dividends, and assessing against a comparable measure of the 2013 Russell 3000 Auto Parts Index companies.

The Compensation Committee established the following 2013 long term award targets for our NEOs, taking into account scope of responsibilities, individual performance and market data:

Name	2013 Long-Term Incentive Award Targets
Rodney O’Neal	$6,000,000
Kevin P. Clark	2,000,000
James A. Spencer	1,700,000
Jeffrey J. Owens	1,150,000
Majdi B. Abulaban	775,000

These targets were used to determine the number of shares granted and relates to the accounting values reported in the Stock Awards column of the Summary Compensation Table.

The Long-Term Incentive Plan allows for dividend equivalents to be accrued against unvested shares granted. The dividend equivalent shares only vest if the eligibility requirements under the grants, including performance, are attained. For example, should an executive quit, such dividend equivalent units will not vest.

2013 Continuity Award. In addition to the annual equity award grant, Messrs. Clark, Spencer and Owens also received a separate grant of restricted stock units to support continued performance momentum. We believe leadership continuity of these three Executive Vice President’s roles provides the shareholders the best opportunity for continued financial and share price performance.

The 2013 Continuity Award consists of both performance-based and time-based RSUs each weighted 50 percent. The time-based RSUs will vest in February 2016. The performance-based RSUs will vest at the end of a three-year performance period, in December 2015. The performance metric is average EBITDA margin, which is defined as earnings before interest, tax, depreciation and amortization

DELPHI AUTOMOTIVE PLC    23

2014 NOTICE OF MEETING AND PROXY STATEMENT

2013 Compensation Discussion and Analysis (continued)

(“EBITDA”) divided by total revenue for each calendar year during the performance period. The final number of shares received will be determined by the final average EBITDA margin:

	2013–2015 EBITDA Margin	Payout %
Threshold	10%	50%
Target	12%	100%

No shares will be issued if Delphi’s EBITDA margin falls below the minimum performance level and the final award cannot exceed the target amount of shares. Mr. Spencer received a 2013 Continuity Award of $2,000,000 and Mr. Clark and Mr. Owens each received an award of $1,500,000. The award recipients need to remain at Delphi through the entire performance period in order to be eligible to receive a final award.

Other Compensation: Other than base salary and the annual and long-term incentive plans, the only other compensation programs available to our executives are the programs described below. Generally, only benefits and policies offered to the general salaried employee populations are available to our NEOs.

•

Salaried Retirement Savings Program (“SRSP”). Along with other eligible Delphi salaried employees, our executives are eligible to participate in our broad-based defined contribution plan, the SRSP, which is a qualified plan under Section 401(k) of the Internal Revenue Code (the “Code”). All contributions are subject to any contribution limits imposed by the Code.

•

Salaried Retirement Equalization Savings Program (“SRESP”). Under the SRESP, eligible employees receive Delphi contributions in excess of the limits imposed upon the SRSP by the Code. No guaranteed or above-market rates are earned; the investment options available are a subset of those available to all employees under the SRSP. Additional details regarding benefits and payouts under this plan are provided in “Non-Qualified Deferred Compensation” below.

•

Supplemental Executive Retirement Program (“SERP”). A predecessor SERP was frozen (for purposes of credited service and compensation calculations) in September 2008, as described further under “Pension Benefits” below. A modified, reduced-benefit version of the plan was approved by the bankruptcy court for retention purposes as part of the formation of Delphi Automotive LLP. As a result, a specified group of executives with executive appointment dates predating September 2008 remain eligible for reduced supplemental benefits through the modified version of the plan. This plan is unfunded. Additional details regarding accruals and payouts under this plan are provided in “Pension Benefits” below.

Compensation Risk Assessment

The Company undertook a process to assess the extent that risks arising from our compensation programs are reasonably likely to have a material adverse effect on the Company. Based on the assessment and the procedures performed, we concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on Delphi.

The assessment included all of our significant compensation programs, including base pay, the annual incentive plan, and the Long-Term Incentive Plan. It also included a review of the Compensation Committee’s minutes, interviews of senior Delphi Human Resources personnel, interviews of selected Delphi financial personnel, reviews of internal control audits and compliance-related activities and an examination of documents supporting base pay and our material incentive compensation programs. Among the elements evaluated were the following:

•

The multiple elements of our compensation packages, including base salary, annual cash incentive programs and long-term incentive programs which vest over a number of years and provide a balance of short-term and long term incentives with fixed and variable components that promote the long-term sustainability of our business;

•	Long-term incentive plans for our executives that align the interests of the executives with those of our shareholders;
•	Independent oversight by the Compensation Committee;
•	Inclusion of clawback language in the event of a material financial misstatement for certain of our programs;
•	Effective management processes for developing strategic and annual operating plans, and strong internal controls over financial reporting;
•	Effective segregation of duties between the review of financial results and the determination of the final payouts to individuals; and
•

The structure of our annual cash incentive program, which is based on a number of different performance measures to avoid employees placing undue emphasis on any particular performance measure at the expense of other aspects of the business.

Other Considerations

Stock Ownership Guidelines. To better align our executives’ interests with those of our shareholders, Delphi’s Board believes that our officers should maintain an appropriate level of equity interest in Delphi. To that end, our Board developed the following stock ownership guidelines: Mr. O’Neal is required to hold a minimum of five times his

24    DELPHI AUTOMOTIVE PLC

2014 NOTICE OF MEETING AND PROXY STATEMENT

2013 Compensation Discussion and Analysis (continued)

base salary; our most senior elected officers (typically our Section 16 officers) are required to hold a minimum of three times their base salaries; and our elected corporate staff officers are required to hold a minimum of one time their base salaries in Delphi shares. Our officers, including our NEOs, are expected to fulfill the holding requirement within five years. All of our NEOs, except for Mr. Abulaban, had met the ownership requirement following the 2013 long-term incentive grant. As one of our newest Section 16 officers, Mr. Abulaban is expected to meet his ownership requirement within the five-year period. The Compensation Committee reviews the ownership level for covered executives each year. Our Board reserves the right to determine appropriate action to be taken in the event a covered individual does not meet the expected guidelines.

Clawback. As a matter of policy, if our financial statements are materially misstated or in material noncompliance with any financial reporting requirement under securities laws, then the Compensation Committee will review the circumstances and determine if any participants should forfeit certain future awards or repay prior payouts. If the misstatement is due to fraud, then the participants responsible for the fraud will forfeit their rights to future awards and must repay any amounts they received from prior awards due to the fraudulent behavior. The Compensation Committee will update our clawback policy, as appropriate, to comply with the requirements for clawbacks under the final provisions of the 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act.

Restrictive Covenants. All executives, including the NEOs, are required to sign confidentiality and non-interference agreements in order to participate in the Long-Term Incentive Plan. The non-interference agreements include non-compete and non-solicitation covenants, which prevent executives from:

•	Working for a competitor or otherwise directly or indirectly engaging in competition with us for 12 months after leaving Delphi;
•	Soliciting or hiring employees for 24 months after leaving Delphi; and
•	Soliciting customers for 24 months after leaving Delphi.

If the terms of the confidentiality and non-interference agreement are violated, Delphi has the right to cancel or rescind any final Long-Term Incentive Plan award, consistent with applicable law.

No Tax Gross-Ups. We do not provide any tax gross-ups specific to our officer population. Certain expatriate policy provisions, applicable to all salaried employees, allow for tax gross-ups as reimbursement for additional taxes or expenses incurred due to expatriate status.

No Hedging. The Company prohibits its directors, officers and employees from engaging in transactions having the effect of hedging the unvested portion of any equity or equity-linked award.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

Rajiv L. Gupta, Chairman

John A. Krol

J. Randall MacDonald

DELPHI AUTOMOTIVE PLC    25

2014 NOTICE OF MEETING AND PROXY STATEMENT

2013 SUMMARY COMPENSATION TABLE

The table below sets forth specified information regarding the compensation for 2013 of the Chief Executive Officer and President (Rodney O’Neal), the Executive Vice President and Chief Financial Officer (Kevin P. Clark), and the next three most highly compensated executive officers (James A. Spencer, Jeffrey J. Owens and Majdi B. Abulaban).

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Rodney O’Neal	2013	$1,248,142	$500,000	$7,685,494	$2,290,875	$76,061	$217,477	$12,018,049
Chief Executive Officer and President	2012	1,211,100	—	9,190,800	1,494,000	1,100,339	345,034	13,341,273
	2011	1,211,100	—	—	3,380,300	806,046	273,065	5,670,511
Kevin P. Clark(1)	2013	800,000	500,000	4,327,101	984,000	—	105,665	6,716,766
Executive Vice President and Chief Financial Officer	2012	800,000	600,000	2,987,875	664,000	—	148,312	5,200,187
	2011	800,000	—	—	1,232,000	—	55,630	2,087,630
James A. Spencer(1)	2013	690,833	—	4,531,259	861,000	61,957	98,445	6,243,494
Executive Vice President,	2012	586,262	—	3,595,941	546,970	484,519	124,262	5,337,954
Operations and President, Delphi Latin America	2011	560,100	—	—	1,049,458	355,883	103,475	2,068,916
Jeffrey J. Owens(1)	2013	619,258	—	3,238,308	771,825	8,137	367,024	5,004,552
Executive Vice President and Chief Technology Officer	2012	528,600	—	3,010,321	520,825	453,526	125,339	4,638,611
	2011	528,600	—	—	768,688	331,087	130,306	1,758,681
Majdi B. Abulaban	2013	481,250	—	992,749	523,628	—	916,516	2,914,143
Senior Vice President and President, Delphi Thermal Systems

(1)	Messrs. Spencer and Owens received base increases when they assumed their executive vice president positions in February 2013. Mr. Spencer’s annual base salary was increased to $700,000 and Mr. Owen’s annual base salary was increased to $627,500. Mr. Clark also became an executive vice president in February 2013.
(2)	Base salary and annual incentive awards are eligible for deferral under the SRESP. All of our NEOs participated in the SRESP in 2013. Total base salaries and annual incentive awards, including the deferred portions, are presented in this Summary Compensation Table. Contributions to the SRESP are displayed in the 2013 Non-Qualified Deferred Compensation table below.
(3)

Messrs. O’Neal and Clark each received $500,000 continuity payment bonuses on January 15, 2013 based on a 2012 arrangement. They each are entitled to additional $500,000 award payments on January 15, 2014 and January 14, 2015 if they remain employed with Delphi on December 31st of the year preceding the payment date.

(4)	The award values reflected in the “Stock Awards” column are the grant date fair value of the NEOs’ respective 2013 long-term incentive awards determined in accordance with FASB ASC Topic 718. The grant date for accounting purposes for the annual award was set at February 15, 2013 and the grant date for the special continuity awards was set at February 6, 2013, as approved by the Board of Directors and Compensation Committee, respectively. For assumptions used in determining the fair value of these awards, see Note 21. Share-Based Compensation to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The award values include performance-vesting RSUs and reflect the value on the grant date based on the probable outcome of the performance conditions. If maximum performance were achieved, the stock award value would be $13,542,623 for Mr. O’Neal; $6,279,491 for Mr. Clark; $6,190,781 for Mr. Spencer; $4,360,938 for Mr. Owens and $1,749,337 for Mr. Abulaban.
(5)	The “Non-Equity Incentive Plan Compensation” column reflects payments made under our 2013 Annual Incentive Plan.
(6)	Except for Mr. Clark, all of our NEOs were eligible to participate in the SERP during 2013. The “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column for our active NEOs reflects the year-over-year change of our estimated liability on our balance sheet. Although the SERP is a frozen program (see “Pension Benefits” below for a discussion of the frozen plan) with fixed measurement parameters, the year-over-year balances change because the NEO’s age and the interest rates used to estimate the award value change each year.
(7)	Amounts reported in the “All Other Compensation” column for 2013 reflect the following:

Name	Delphi Contributions(a)	Life Insurance(b)	Relocation(c)		Expatriate Assignment(d)		Terminated Benefit Payment(e)	Total
Rodney O’Neal	$204,386	$4,266	$		$		$8,825	$217,477
Kevin P. Clark	104,700	965						105,665
James A. Spencer	92,835	2,344					3,266	98,445
Jeffrey J. Owens	85,506	1,364		278,650			1,504	367,024
Majdi B. Abulaban	57,341	567				858,594	14	916,516

(a)	This column reflects Delphi’s contributions to both the qualified SRSP and the non-qualified SRESP. For all participants in the SRSP, Delphi provides a contribution of 4% of base salary and annual incentive award. We also provide a matching contribution equal to 50% of the participant’s contributions to the program, up to a maximum of 7% of the participant’s base salary and annual incentive award. Additional details regarding the SRESP are provided in connection with the 2013 Non-Qualified Deferred Compensation table below.
(b)	This column reflects the amount imputed to each NEO’s income for premium payments made to his life insurance policy.
(c)	This amount reflects payments related to Mr. Owens’ transfer and relocation from Kokomo, Indiana to Troy, Michigan, including a gross-up on these payments. Such gross-up is available to all employees eligible under the relocation policy and is not officer specific. The gross-up total amount is $90,087.
(d)	Mr. Abulaban is on an expatriate assignment. The payments represented in this column include: housing allowance, living cost allowance and tax equalization.
(e)	Executives who were employed at the former Delphi Corporation qualified for a non-qualified supplemental plan called the Benefit Equalization Plan. Under the plan, Delphi would contribute lost matching company contributions to the underlying qualified contributory plan in existence at that time because Internal Revenue Service Code limits were reached. The plan was frozen and eventually terminated during our bankruptcy proceedings. The frozen accrued account balances were assumed by Delphi LLC and paid out to the executives on October 15, 2013.

26    DELPHI AUTOMOTIVE PLC

2014 NOTICE OF MEETING AND PROXY STATEMENT

2013 GRANTS OF PLAN-BASED AWARDS

The table below sets forth the threshold, target and maximum award payouts for plan-based awards that were granted to our NEOs in 2013.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Rodney O’Neal	1/1/2013	$931,250	$1,862,500	$3,725,000
	2/15/2013							46,341	$1,852,713
	2/15/2013				69,512	139,023	278,046		5,935,170
Kevin P. Clark	1/1/2013	400,000	800,000	1,600,000
	2/6/2013							23,171	894,401
	2/6/2013				11,586	23,171	—		894,401
	2/15/2013							15,447	617,571
	2/15/2013				23,171	46,341	92,682		1,978,390
James A. Spencer	1/1/2013	350,000	700,000	1,400,000
	2/6/2013							30,894	1,192,508
	2/6/2013				15,447	30,894	—		1,192,508
	2/15/2013							13,130	524,937
	2/15/2013				19,695	39,390	78,780		1,681,638
Jeffrey J. Owens	1/1/2013	313,750	627,500	1,255,000
	2/6/2013							23,171	894,401
	2/6/2013				11,586	23,171	—		894,401
	2/15/2013							8,882	355,102
	2/15/2013				13,323	26,646	53,292		1,137,571
Majdi B. Abulaban	1/1/2013	204,542	409,085	818,170
	2/15/2013							5,986	239,320
	2/15/2013				8,979	17,958	35,916		776,663

(1)	These columns show the threshold, target and maximum awards payable to our NEOs under the 2013 Annual Incentive Plan. The final award is determined by both Corporate and Division performance, as well as individual performance, as determined by the Compensation Committee.
(2)	These columns show the threshold, target and maximum awards possible under the performance-vesting RSUs granted pursuant to our 2013 Long Term Incentive Plan including dividend equivalent units. It also includes the continuity award performance shares granted to Messrs. Clark, Spencer and Owens. The final awards under the annual equity award will be based on three performance metrics (RONA, EPS and TSR) and the continuity award performance shares will be based on the average EBITDA margin, as described in the Compensation Discussion and Analysis Long-Term Incentive Award and 2013 Continuity Award sections. The three-year performance period for both awards is from January 1, 2013 through December 31, 2015. Performance will be determined following the end of the performance period and shares will be distributed no later than March 15, 2015.
(3)	This column shows the number of RSUs granted to our NEOs in 2013 and includes the continuity grant RSUs awarded to Mr. Clark, Mr. Spencer and Mr. Owens. Mr. Spencer received 30,488 RSUs and Mr. Clark and Mr. Owens each received 22,866 RSUs under the continuity award. The RSUs granted to all NEOs under the 2013 annual award will vest ratably over three years on the first, second and third anniversary dates of the grant. The continuity award will cliff vest in February 2016.
(4)	The grant date fair value of the award determined in accordance with FASB ASC Topic 718 based on the probable outcome of the performance conditions, excluding the effect of estimated forfeitures. Except for the performance shares based on TSR (20% of the performance awards), the grant date value for the equity awards was determined to be the closing price of our stock on the New York Stock Exchange. The grant date closing price on February 6, 2013 was $38.60 for Messrs. Clark’s, Spencer’s and Owen’s continuity awards, while the grant date closing price on February 15, 2013 was $39.98 for all the other NEOs’ awards. The grant date price for the TSR performance shares was determined using a Monte Carlo simulation and was set at $53.54 per share.

DELPHI AUTOMOTIVE PLC    27

2014 NOTICE OF MEETING AND PROXY STATEMENT

2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The values displayed in the table below represent the estimated award value of each NEO’s outstanding 2013 Long Term Incentive award as of December 31, 2013. The value is calculated using a value of $60.13, the December 31, 2013 closing price of our stock. The performance shares granted in 2012 and 2013, labeled as the performance period 1/1/2012 – 12/31/2014 and 1/1/2013 – 12/31/2015, are presented at the maximum level of performance.

Name	Restricted Stock Unit Grant date or Performance Period(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Rodney O’Neal	2/16/2012	48,024	$2,887,683
	1/1/2012-12/31/2014			432,224	$25,989,629
	2/15/2013	46,341	2,786,484
	1/1/2013-12/31/2015			278,046	16,718,906
Kevin P. Clark	2/15/2012	16,008	962,561
	1/1/2012-12/31/2014			144,075	8,663,230
	2/6/2013	23,171	1,393,272
	2/6/2013-12/31/15			23,171	1,393,272
	2/15/2013	15,447	928,828
	1/1/2013-12/31/2015			92,682	5,572,968
James A. Spencer	2/15/2012	59,831	3,597,638
	1/1/2012-12/31/2014			106,254	6,389,053
	2/6/2013	30,894	1,857,656
	2/6/2013-12/31/15			30,894	1,857,656
	2/15/2013	13,131	789,567
	1/1/2013-12/31/2015			78,780	4,737,041
Jeffrey J. Owens	2/15/2012	56,693	3,408,950
	1/1/2012-12/31/2014			78,016	4,691,102
	2/6/2013	23,171	1,393,272
	2/6/2013-12/31/15			23,171	1,393,272
	2/15/2013	8,882	534,075
	1/1/2013-12/31/2015			53,292	3,204,448
Majdi B. Abulaban	2/15/2012	3,762	226,209
	1/1/2012-12/31/2014			33,859	2,035,942
	2/15/2013	5,986	359,938
	1/1/2013-12/31/2015			35,916	2,159,629

(1)	To better understand the information in this table we included the time-based restricted unit award grant dates and the performance period of our performance-based restricted stock unit awards. All shares include dividend equivalent units.
(2)	This column shows the unvested RSU awards as of December 31, 2013:
•	For Messrs. O’Neal, Clark and Abulaban, the shares granted in 2012 will vest ratably on February 16, 2014 and February 17, 2015.
•	For Messrs. Spencer and Owens, 48,024 shares will vest on February 17, 2015 while 11,801 and 8,669 shares, respectively will vest ratably on February 16, 2014 and February 17, 2015.
•	Shares granted on 2/6/2013 will vest on February 12, 2015.
•	Shares granted on 2/15/2013 will vest ratably on February 16, 2014, February 17, 2015 and February 12, 2016.
(3)	The amount shown represents the market value of the award using a per-share price of $60.13, the closing price of our stock on December 31, 2013.
(4)	Shares represent maximum performance level.

28    DELPHI AUTOMOTIVE PLC

2014 NOTICE OF MEETING AND PROXY STATEMENT

OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth information regarding vested stock awards during 2013 for our NEOs: the stock price on December 31, 2013 was $60.13.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Rodney O’Neal	23,697	$1,424,901
Kevin P. Clark	7,899	474,967
James A. Spencer	5,825	350,257
Jeffrey J. Owens	4,277	257,176
Majdi B. Abulaban	1,856	111,601

PENSION BENEFITS

Certain executives, including the NEOs, are eligible to receive benefits under the SERP. The SERP was approved by the bankruptcy court for retention purposes as part of the formation of Delphi Automotive LLP.

The SERP is a modified and reduced-benefit form of a pre-bankruptcy supplemental executive defined benefit plan, which was frozen on September 30, 2008. As a result of the freeze, no new benefits have accrued and no new participants have been allowed to join the plan after this date, although a reduced portion of benefits continue to be available to executives who were eligible participants prior to the freeze date. This plan is a non-qualified and unfunded defined benefit plan that supplemented the benefits of an underlying qualified defined benefit pension plan. This qualified plan was assumed by the Pension Benefit Guaranty Corporation (the “PBGC”) in July 2009.

Eligibility

To qualify for participation in the SERP, eligible executives, including the NEOs, must meet both of the following requirements:

•	The executive was appointed to an executive position at the former Delphi Corporation, as of September 30, 2008; and
•	The executive was employed by Delphi on October 6, 2009, upon the formation of Delphi Automotive LLP.

To receive benefits under the SERP:

•	The executive must remain continuously employed by Delphi until the earlier of separation, death or disability; and
•	At the time of termination of employment, death or disability, the executive must:
—	Have at least 10 years of service (unless the executive is involuntarily separated other than for cause, in which case the requirement is five years of service); and be at least 55 years of age (unless the executive is involuntarily separated other than for cause or dies in which events the eligible executive or the surviving spouse will begin receiving payment of benefits when the executive attains or would have attained age 55).

In addition, any participant, including an NEO, is only eligible for the SERP upon a voluntary termination if one of the two following requirements is met:

•	The participant has at least 10 years of service and is 60 years old as of the voluntary termination date; or
•	The participant has been employed by the Company for at least two years dating from October 6, 2009.

Of the NEOs, Messrs. O’Neal, Spencer and Owens meet the age and service requirements and are eligible to receive SERP benefits.

SERP Calculation Methods and Assumptions

The formulas of the SERP provide for a benefit that is based on eligible pay multiplied by eligible years of credited service. This benefit is then reduced by several factors, including the following:

•	An unreduced “age 62 benefit” calculated under the former
Delphi Corporation’s qualified pension plan (the “SRP”).
•	Social Security benefits.
•	Participant’s departure from the Company prior to age 62.

SERP benefits are reduced by the above factors regardless of whether the participant actually receives these benefits. For example, participants who would otherwise receive a pension benefit under the SRP will actually receive their benefit from the PBGC at a substantially reduced level; however, the higher SRP amount will be used to calculate a reduction of the participant’s SERP benefits.

DELPHI AUTOMOTIVE PLC    29

2014 NOTICE OF MEETING AND PROXY STATEMENT

Pension Benefits (continued)

Under the SERP, a participant receives the higher of one of the two following formulas:

1) Regular formula

{	2% of average monthly base salary	X	Total years of credited service	}	—	Frozen Predecessor qualified plan benefit	—	Pro-rated Maximum primary Social Security benefit

2) Alternative formula

{	1.5% of average total direct compensation	X	Total years of credited service	}	—	Frozen Predecessor qualified plan benefit	—	Maximum primary Social Security benefit

In the regular formula, average monthly base salary is calculated based on the participant’s monthly base salary for the highest-paid 48 months between January 1, 1999 and December 31, 2006. His or her total years of credited service are counted as of December 31, 2006.

The alternative formula bases the benefit on average total direct compensation, which is the average monthly base salary, as defined in the regular formula, plus an average of the highest four years of annual incentive awards earned during the period through and inclusive of 2006.

In both formulas, service is credited as of December 31, 2006, and under the alternative formula is capped at 35 years. Under both formulas, the benefit is further reduced by an additional 10%. The benefit will be paid out in the form of a five-year annuity.

Valuation Method and Assumptions

The actuarial present value of accumulated benefits for the SERP shown in the 2013 Pension Benefit table below is based on benefits accrued as of September 30, 2008, the last day on which benefits were accumulated under the former Delphi Corporation’s qualified plan. The amounts reflect the method and assumptions used in calculating our pension liability under U.S. GAAP as of that date, except that each participant is assumed to remain actively employed until the earliest he or she is eligible for unreduced benefits. The material assumptions used in the calculation were:

•	Discount rate: 3.0%, which is developed by RATE:Link, a globally consistent model for markets classified as having deep AA corporate bond markets.
•	Applicable Mortality Table based on Internal Revenue Service Revenue Ruling 2001-62.

All of the figures shown are estimates only; actual benefit amounts will be based on the age, interest rates, mortality rates and other circumstances in effect upon the actual termination of employment or death of the participant.

The following table sets forth information regarding benefits provided to and years of service credited to eligible NEOs under the SERP.

2013 Pension Benefits

Name	Plan Name	Number of Years of Credited Service(2)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Rodney O’Neal	SERP	34.5	$9,446,180	—
Kevin P. Clark(1)	—	—	—	—
James A. Spencer	SERP	30.3	4,479,783	—
Jeffrey J. Owens	SERP	32.0	3,632,859	—
Majdi B. Abulaban	SERP	21.6	196,488	—

(1)	Mr. Clark joined Delphi in July 2010, after the SERP was frozen, and is therefore ineligible for benefits under the program.
(2)	Number of years of credited service is as of December 31, 2006 and includes service with the Predecessor. Each NEO was also subject to a two-year employment requirement, commencing in October 2009, which has been met.

30    DELPHI AUTOMOTIVE PLC

2014 NOTICE OF MEETING AND PROXY STATEMENT

NON-QUALIFIED DEFERRED COMPENSATION

The SRESP is a non-qualified deferred compensation program available to a limited number of employees, including the NEOs. Under the SRESP, participants receive Delphi contributions in excess of the limits imposed upon the SRSP, our 401(k) plan, by the Internal Revenue Code.

Plan Benefits

Employees who were eligible for SRESP deferrals in 2013, including the NEOs, were permitted to defer additional income above $255,000, which is the maximum income deferral level imposed upon the SRSP by the Internal Revenue Code in 2013, into a SRESP deferral account. They also received the following benefits:

•

All SRESP-eligible employees receive a Delphi contribution of 4% of their base salary and annual incentive award. This contribution occurs even if the individual does not elect to make deferrals into the SRESP.

•

Eligible employees who made deferral contributions under the SRESP received an additional Delphi matching contribution of 50% on the individual’s voluntary deferrals up to 7% of the base salary and annual incentive award over the qualified plan limit, which constitutes a maximum contribution by Delphi of 3.5% of each eligible employee’s base salary.

Investment Options

Participants in the SRESP may select investment options for their deferred amounts. The investment options consist of a cross-section of the funds that are also available to participants in the SRSP and do not offer any guaranteed or above-market returns.

Deferral Election Process

The SRESP deferral election process is conducted prior to the year in which eligible income is earned. For the 2013 plan, deferral elections were required to be made by December 2012. During this process, eligible employees were allowed to make deferral elections related to their 2013 base salary and any annual incentive award based on 2013 performance that would be scheduled to be paid in 2014 (but no later than March 15, 2014).

Distributions

Eligible employees must also elect a distribution date for their deferred amounts. A base salary deferral must remain deferred for a minimum of one year, and any annual incentive deferral must remain deferred for a minimum of two years.

Vesting

All employee deferrals and Delphi contributions are immediately vested.

The values displayed in the table below include contributions to the NEOs’ SRESP accounts by the NEOs and by Delphi in 2013, as well as the aggregate balances of these accounts at the end of 2013.

2013 Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals Distributions ($)(4)	Aggregate Balance at Last FYE ($)
Rodney O’Neal	$174,100	$186,536	$36,960	$663,256	$445,969
Kevin P. Clark	84,630	90,675	42,548	—	653,435
James A. Spencer	78,624	73,710	55,459	109,793	344,818
Jeffrey J. Owens	61,956	66,381	18,034	162,224	142,934
Majdi B. Abulaban	36,859	39,491	(555)	9,860	139,743

(1)	All of our NEOs elected to defer a portion of their salary and annual incentive award as permitted under the SRESP. Each NEO’s total salary and annual incentive award, including these deferred amounts, is reported in the Summary Compensation Table.
(2)	Our contributions to the NEOs’ SRESP accounts, along with contributions to the qualified SRSP, were disclosed in the “All Other Compensation” column in the Summary Compensation Table.
(3)	Aggregate earnings represent change in market value less any fee paid by the NEO.
(4)	The withdrawals of our NEOs were made in accordance with the deferral election process described above.

DELPHI AUTOMOTIVE PLC    31

2014 NOTICE OF MEETING AND PROXY STATEMENT

POTENTIAL PAYMENTS UPON

TERMINATION OR CHANGE IN CONTROL

Employment Arrangements

As part of the formation of Delphi Automotive LLP, each NEO was required to sign a new offer letter with the Company. Messrs. O’Neal, Spencer, Owens and Abulaban each received and signed an offer letter upon beginning their employment in October 2009. These offer letters described compensation and benefits provided to the NEOs.

Mr. Clark received an offer letter upon commencement of his employment in July 2010. In addition to describing terms and conditions of employment consistent with those included in the other NEOs’ offer letters, Mr. Clark’s offer letter also includes severance provisions, which provide for 18 months of base pay plus 1.5 times annual bonus target in the event he is terminated by the Company without cause.

We have no individual change in control agreements with any of the NEOs, as all change in control agreements were eliminated upon the formation of Delphi Automotive LLP in October 2009. The only applicable change in control provisions are those provided in our incentive plans, as described below.

Each executive who participates in the annual Long Term Incentive Plan equity grant must sign a grant agreement, as well as a non-interference and confidentiality agreement, described above in the Compensation and Discussion and Analysis section. The non-interference agreement includes both non-compete and non-solicitation covenants.

Annual Incentive Plan

In the event of a change in control, each executive’s annual incentive target award will be prorated for the time period between the plan start date and the effective change in control date. A payment will also be calculated for that time period based on actual performance and compared to the prorated target, with the executive receiving the larger of the two values. Payment of the award will be made by March 15th of the calendar year following the year in which a change in control occurs.

A change in control under the annual incentive plan occurs if any of the following events occurs:

•

A change in ownership or control of Delphi resulting in any person or group other than Delphi or a Delphi employee benefit plan acquiring securities of Delphi possessing more than 50% of the total combined voting power of Delphi’s equity securities outstanding after such acquisition;

•	The majority of the board as of the date of the initial public offering is replaced by persons whose election was not approved by a majority of the incumbent board; or
•	The sale of all or substantially all of the assets of Delphi, in one or a series of related transactions, to any person or group other than Delphi.

If involuntarily terminated without “cause” as defined below, each executive, including the NEOs, will also be eligible for a prorated portion of his or her annual incentive award. The period used to determine the prorated award will be the beginning of the performance period to the individual’s termination date.

Long Term Incentive Plan

An equity award must be outstanding for one year in order to receive any benefit at termination. Upon a voluntary resignation from Delphi, including retirement, except as described below for Mr. Clark and Mr. O’Neal, any time-based RSUs that have not vested will be cancelled. Upon a termination without cause, for good reason or due to death or disability, the time-based RSUs will be pro-rated over the period between the grant date and termination date. Any unvested pro-rata awards will be delivered at the next scheduled vesting date.

Upon a termination without cause, for good reason or due to retirement, death or disability, except as described below for Mr. O’Neal, any outstanding performance-based RSUs will be pro-rated over the period between the grant date and termination date. The final performance payout will be determined at the end of the performance period and shares will be distributed at the time of the general distribution.

As part of a continuity award given to Mr. Clark in 2012, any equity award outstanding for more than 1 year will be pro-rated upon his departure, provided he remains with Delphi through January 15, 2014.

Mr. O’Neal has a provision in his grant agreement that allows him to retain all target shares (time-based and performance-based) granted in the event of a qualified retirement. Mr. O’Neal is currently retirement-eligible.

If an executive voluntarily departs (with the exception of the retirement provisions discussed above) or is terminated for cause, or in the event of any termination prior to the first anniversary of the grant date, all outstanding unvested equity awards will be canceled.

“Cause” is defined in the Long Term Incentive Plan as:

•	Indictment for a felony or for any other crime that has or could be reasonably expected to have an adverse impact on performance of duties to Delphi or on the business or reputation of Delphi;
•	The NEO being the subject of any order regarding a fraudulent violation of securities laws;

32    DELPHI AUTOMOTIVE PLC

2014 NOTICE OF MEETING AND PROXY STATEMENT

Potential Payments Upon Termination or Change in Control (continued)

•	Conduct in connection with employment or service that is not taken in good faith and has resulted or could reasonably be expected to result in material injury to the business or reputation of Delphi;
•	Willful violation of Delphi’s code of conduct or other material policies;
•	Willful neglect in the performance of duties for Delphi, or willful or repeated failure or refusal to perform these duties; or
•	Material breach of any applicable employment or lock-up agreement.

“Good reason” is defined in the Long Term Incentive Plan as:

•	A material diminution in base salary;
•	A material diminution in authority, duties or responsibilities from those in effect immediately prior to the change in control;
•	Relocation of the NEO’s principal place of employment more than 50 miles from its location immediately prior to the change in control; or
•	Any other action or inaction that is a material breach by Delphi of the agreement under which the NEO provides services to us.

Upon a qualifying termination (or for Mr. O’Neal, upon a termination for any reason) within two years after a change in control, or upon a change in control if a replacement award is not provided, all outstanding unvested equity awards will vest as follows:

•	Time-based RSUs will vest in full.
•

After a determination by the Compensation Committee of the Company’s performance at the time of the change in control, the number of performance-based RSUs that will vest will be equal to the greater of (a) the performance RSUs earned through the change in control date, or (b) 100% of the performance RSUs granted.

A replacement award is an award with respect to the stocks of Delphi or its successor that is at least equal in value to the out-

standing award, is a publically traded security and has no less favorable terms than the outstanding award. A qualifying termination after a change in control includes any termination by Delphi without cause, or by the NEO for good reason, or due to death or disability.

Severance and SERP Payments

At the time of the formation of Delphi Automotive LLP, certain executives, including the NEOs, were required to choose between receiving consideration under our severance plan, the Separation Allowance Plan, or the SERP, in the event that the executive was involuntarily terminated. This irrevocable election prevents an executive from receiving both severance and the non-qualified defined benefit retirement benefits in the event of an involuntary termination.

As such, if the executive is involuntarily terminated from Delphi, he or she will receive either a severance payment under the Separation Allowance Plan or a SERP payment, but not both. Because he is ineligible for the SERP, Mr. Clark would only be eligible to receive a severance payment under the Separation Allowance Plan should he be involuntarily terminated. The table below reflects the choices made by each NEO except Mr. Clark:

Name	Selection
Rodney O’Neal	SERP
Kevin P. Clark	Separation Allowance Plan
James A. Spencer	SERP
Jeffrey J. Owens	SERP
Majdi B. Abulaban	Separation Allowance Plan

The following table describes the payments and benefits to which each NEO would have been entitled had his employment terminated on December 31, 2013 under various scenarios, including an involuntary termination of employment after a change in control of Delphi.

DELPHI AUTOMOTIVE PLC    33

2014 NOTICE OF MEETING AND PROXY STATEMENT

Potential Payments Upon Termination or Change in Control (continued)

Potential Payments upon Termination or Change in Control

Name	Termination Scenario	Annual Incentive Plan(1)	Long Term Incentive Plan(2)	Separation Allowance Plan(3)
Rodney O’Neal	Voluntary termination	$2,290,875	$—	$—
	Termination for cause	—	—	—
	Involuntary termination without cause or for good reason(4)	2,290,875	—	—
	After a change of control and a termination for any reason(5)	2,290,875	27,028,431	—
	Voluntary termination after age 55 with at least 10 years of service(6)	2,290,875		—
	Death(7)	2,290,875		—
	Disability(8)	2,290,875		—
Kevin P. Clark	Voluntary termination	984,000		—
	Termination for cause	—	—	—
	Involuntary termination without cause or for good reason(4)	984,000	—	2,400,000
	After a change of control and a termination without cause, for good reason or due to a death or disability(5)	984,000	11,796,062
	Voluntary termination after age 55 with at least 10 years of service(6)	984,000		—
	Death(7)	984,000		—
	Disability(8)	984,000		—
James A. Spencer	Voluntary termination	861,000		—
	Termination for cause	—	—	—
	Involuntary termination without cause or for good reason(4)	861,000		—
	After a change of control and a termination without cause, for good reason or due to a death or disability(5)	861,000	13,665,565	—
	Voluntary termination after age 55 with at least 10 years of service(6)	861,000		—
	Death(7)	861,000		—
	Disability(8)	861,000		—
Jeffrey J. Owens	Voluntary termination	771,825		—
	Termination for cause	—	—	—
	Involuntary termination without cause or for good reason(4)	771,825		—
	After a change of control and a termination without cause, for good reason or due to a death or disability(5)	771,825	10,677,404	—
	Voluntary termination after age 55 with at least 10 years of service(6)	771,825		—
	Death(7)	771,825		—
	Disability(8)	771,825		—
Majdi B. Abulaban	Voluntary termination	523,628	—	—
	Termination for cause	—	—	—
	Involuntary termination without cause or for good reason(4)	523,628	—	1,456,950
	After a change of control and a termination without cause, for good reason or due to a death or disability(5)	523,628	2,683,903	—
	Voluntary termination after age 55 with at least 10 years of service(6)	523,628	—	—
	Death(7)	523,628	—	—
	Disability(8)	523,628	—

(1)	In all scenarios except a voluntary termination, the NEO is entitled to a prorated annual incentive award. If the NEO voluntarily terminates employment, he must have worked on the last business day of the year in order to receive his annual incentive award; if not, the award is forfeited in its entirety. For each NEO, annual incentive award payments are subject to individual performance assessment and will be paid at the conclusion of the performance period.
(2)	Upon a qualifying termination following a change in control, the outstanding equity awards would be delivered. The value shown is based on the market value of the award using a per-share price of $60.13, the closing price of our stock on December 31, 2013.
(3)	Mr. Clark and Mr. Abulaban are eligible to receive payments under the Separation Allowance Plan. The Separation Allowance Plan payment to each is equal to 18 months of base salary, plus 1.5 times the value of the annual incentive plan target award.
(4)	For involuntary termination without cause, receipt of benefits under the SERP or Separation Allowance Plan is dependent on the selection made by the NEO in his offer letter. For NEOs who elected to receive benefits through the SERP, the payment values are the same as those included in the Pension Benefits Table. Mr. Clark is ineligible for the SERP. As noted above, his offer letter provided the terms of any severance he would receive upon an involuntary termination.
(5)	In the event of a qualifying termination within two years after a change in control (for Mr. O’Neal, any termination within two years after a change in control) the NEOs’ awards will vest as described under “Long Term Incentive Plan” above. Also as described above under “Long Term Incentive Plan,” if at the time of a change in control the NEOs do not receive replacement awards, their awards will vest upon the change in control regardless of whether their employment is terminated.
(6)	Mr. O’Neal is eligible for a pro-rated portion of his long-term incentive award upon voluntary departure after attaining age 55 and with 10 years or more of service with the Company provided that the award has been outstanding for at least one year.
(7)	In the event of death, an eligible NEO’s spouse is entitled to immediate payment through the SERP. Amounts are derived from the amounts shown in the Pension Benefits Table. In addition, any outstanding balance under the SRESP will be paid within 60 days of the NEO’s death to his beneficiary or estate.
(8)	In the event of termination from Delphi due to disability, Messrs. O’Neal, Spencer, Owens and Abulaban would receive the same benefit as a voluntary departure after attaining age 55 and with at least 10 years of service.

34    DELPHI AUTOMOTIVE PLC

2014 NOTICE OF MEETING AND PROXY STATEMENT

Potential Payments Upon Termination or Change in Control (continued)

In addition to the specific payments and benefits described above, the NEOs also would have been entitled to receive any benefits due under the terms of the SERP, described in further detail under “Pension Benefits,” as well as under the SRESP, described in further detail in connection with the 2013 Non-Qualified Deferred Compensation table above. As required by Section 409A of the Internal Revenue

Code, all NEOs who have elected to participate in the SRESP must wait six months to receive a payment under the plan by reason of termination of employment. Payments for departure on December 31, 2013 would be made within 60 days after July 1, 2014. All amounts are estimates only, and actual amounts will vary depending upon the facts and circumstances applicable at the time of the triggering event.

DELPHI AUTOMOTIVE PLC    35

2014 NOTICE OF MEETING AND PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee currently consists of Messrs. Zimmerman (Chairman), Cowger, Mahoney, Sidlik and Wiedemann. All of the members of the Audit Committee are independent directors under the New York Stock Exchange listing standards and the rules of the SEC. In addition, the Board has determined that all members of the Audit Committee are financially literate under the New York Stock Exchange listing standards and that Mr. Zimmerman qualifies as an “audit committee financial expert” under the rules of the SEC.

The Audit Committee operates under a written charter adopted by the Board, which is evaluated annually. The charter of the Audit Committee is available on Delphi’s website at www.delphi.com by clicking on the tab “Investors” and then the caption “Corporate Governance.”

The Audit Committee selects, evaluates and, where deemed appropriate, replaces Delphi’s independent registered public accountants. The Audit Committee also pre-approves all audit services, engagement fees and terms, and all permitted non-audit engagements, except as otherwise prohibited under applicable law.

Management is responsible for Delphi’s internal controls and the financial reporting process. Delphi’s independent registered public accountants are responsible for performing an audit of Delphi’s consolidated financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed Delphi’s audited financial statements for the fiscal year ended December 31, 2013 and has met and held discussions with management and Ernst & Young LLP (“EY”), the Company’s independent registered public accountants. Management represented to the Audit Committee that Delphi’s consolidated financial statements for fiscal 2013 were prepared in accordance with accounting principles generally accepted in the United States of America. The discussions between the Audit Committee and EY included the matters required to be discussed by Rules on Auditing Standard No. 16, Communications with Audit Committees, and Related and Transitional Amendments to PCAOB Standards.

The Audit Committee received the written disclosures and letter from EY required by the applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Audit Committee concerning its independence, and the Audit Committee discussed with EY the accounting firm’s independence.

Based upon the Audit Committee’s discussions with management and EY and the Audit Committee’s review of the representation of management and the report of EY to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Delphi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC.

The Audit Committee also considered whether non-audit services provided by EY during 2013 were compatible with maintaining their independence and concluded that such non-audit services did not affect their independence.

Respectfully submitted,

Lawrence A. Zimmerman, Chairman

Gary L. Cowger

Sean O. Mahoney

Thomas W. Sidlik

Bernd Wiedemann

36    DELPHI AUTOMOTIVE PLC

2014 NOTICE OF MEETING AND PROXY STATEMENT

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS’ FEES

The Audit Committee has a policy concerning the approval of audit and non-audit services to be provided by Delphi’s independent registered public accountants. The policy requires that the Audit Committee pre-approve all audit services, engagement fees and terms and all permitted non-audit engagements, except as otherwise prohibited pursuant to the Securities Exchange Act of 1934, as amended. The Chairman of the Audit Committee is authorized to grant such pre-approvals in the event there is a need for such approvals prior to the next full Audit Committee meeting, provided all such pre-approvals are then reported to the full Audit Committee at its next scheduled meeting.

During 2013 and 2012, EY provided various audit, audit-related, tax and other services to Delphi. The Audit Committee pre-approved all audit services, audit-related, tax and other services provided by EY in 2013 and 2012. The following table presents fees for professional services charged by EY by type and amount for 2013 and 2012.

($ in thousands)	2013	2012
Audit fees(1)	$12,700	$12,400
Audit-related fees(2)	2,500	900
Total audit and audit related fees	15,200	13,300
Tax fees(3)	4,200	3,700
All other fees(4)	100	100
Total fees	$19,500	$17,100

(1)	Audit Fees — Audit fees billed or to be billed are related to EY’s audit of our annual financial statements, including the audit of internal control over financial reporting, timely interim reviews of the quarterly financial statements, statutory or other required audits, assistance with registration statements and issuance of comfort letters and consents.
(2)	Audit-Related Fees — Audit-related services consisted primarily of employee benefit plan audits as well as agreed-upon procedures required to comply with financial accounting or regulatory reporting matters, due diligence in connection with acquisitions and divestitures, information systems audits and other attest services.
(3)	Tax Fees — Tax fees primarily represent fees for tax planning services and tax-related compliance.
(4)	All Other Fees — All other fees relate to advisory services at certain international locations.

DELPHI AUTOMOTIVE PLC    37

2014 NOTICE OF MEETING AND PROXY STATEMENT

APPOINTMENT OF AND PAYMENT TO AUDITORS

(Resolution 12)

The Audit Committee of our Board has appointed EY as our auditors. Shareholders are requested to reappoint EY as the Company’s auditors for the period ending with the annual meeting of the Company to be held in 2015. Shareholders are also requested to authorize the directors to determine the fees to be paid to the auditors. Shareholders are also requested to ratify the appointment of EY as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the fiscal year ending December 31, 2014.

A representative of EY will be present at the Annual Meeting with the opportunity to make a statement if the firm desires and to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the re-appointment of Ernst & Young LLP as our auditors, to ratify their appointment as our independent registered public accounting firm and to authorize the directors to determine the fees to be paid to the auditors.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

(Resolution 13)

As required by Section 14A of the Securities Exchange Act of 1934, as amended, we are providing shareholders with the opportunity to cast an advisory, non-binding vote on the compensation of our named executive officers as disclosed in this Proxy Statement.

Our executive compensation programs are designed to align executive and shareholder interests by reinforcing the long-term growth, value creation and sustainability of Delphi and to ensure that the majority of compensation opportunities are a result of pay-for-performance.

The Company is presenting Resolution 13, which gives shareholders the opportunity to approve or not approve our compensation program for NEOs by voting for or against the following resolution (a “say-on-pay” vote). While the vote on the resolution is advisory in nature and therefore will not bind us to take any particular action, the

Board intends to carefully consider the shareholder vote resulting from the proposal in making future decisions regarding the Company’s compensation programs.

“RESOLVED, that the Company’s shareholders approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement accompanying this notice pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the “Compensation Discussion and Analysis,” the compensation tables and narrative discussion.”

The Board of Directors recommends a vote “FOR” approval of the compensation of the Company’s NEOs, as disclosed in this Proxy Statement, on an advisory, non-binding basis.

38    DELPHI AUTOMOTIVE PLC

2014 NOTICE OF MEETING AND PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Set forth in the table below is information about the number of shares held by persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) we know to be the beneficial owners of more than five percent of Delphi ordinary shares (based on 306,389,149 ordinary shares outstanding at December 31, 2013), based on information furnished by the identified persons to the SEC.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Massachusetts Financial Services Company(1) 111 Huntington Avenue Boston, MA 02199	26,697,362	8.4%
BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022	17,964,795	5.8%
The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, PA 19355	16,219,856	5.1%
Elliott International, L.P.(4) c/o Elliott Management Corporation, 40 West 57th Street, 4th Floor, New York, NY 10019	16,204,104	5.1%
Elliott Associates, L.P.(5) 40 West 57th Street, 4th Floor, New York, NY 10019	8,725,096	2.8%

(1)	Represents shares beneficially owned by Massachusetts Financial Services Company and/or certain other non-reporting entities. This information is based on a Schedule 13G filed with the SEC on February 7, 2013. As of the print date of this proxy statement, we are not aware of any additional filings that have been made since February 7, 2013.
(2)	Represents shares beneficially owned by BlackRock, Inc. and, and/or certain other non-reporting entities. This information is based on a Schedule 13G filed with the SEC on February 3, 2014.
(3)	Represents shares beneficially owned by The Vanguard Group, Inc. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 208,227 ordinary shares of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 185,100 ordinary shares of the Company as a result of its serving as investment manager of Australian investment offerings. This information is based on a Schedule 13G filed with the SEC on February 12, 2013. As of the print date of this proxy statement, we are not aware of any additional filings that have been made since February 12, 2013.
(4)	Reflects ordinary shares held by Elliott International, L.P. and Elliott International Capital Advisors Inc. This information is based on a Schedule 13G/A filed with the SEC on February 14, 2013. As of the print date of this proxy statement, we are not aware of any additional filings that have been made since February 14, 2013.
(5)	Reflects ordinary shares held by Gatwick Securities LLC, a subsidiary of Elliott Associates, L.P. This information is based on Schedule 13G/A filed with the SEC on February 14, 2013. As of the print date of this proxy statement, we are not aware of any additional filings that have been made since February 14, 2013.

DELPHI AUTOMOTIVE PLC    39

2014 NOTICE OF MEETING AND PROXY STATEMENT

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as of February 3, 2014 (the record date) concerning beneficial ownership of Delphi ordinary shares by each director and for each of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”).

The definition of beneficial ownership for proxy statement purposes includes shares over which a person has sole or shared voting power or dispositive power, whether or not a person has any economic interest in the shares. The definition also includes shares that a person has a right to acquire currently or within 60 days of February 3, 2014.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Rodney O’Neal(1)	201,699	*
Kevin P. Clark(1)	91,065	*
James A. Spencer(1)	45,561	*
Jeffrey J. Owens(1)	39,188	*
Majdi B. Abulaban(1)	17,187	*
John A. Krol(2)	60,069	*
Gary L. Cowger(2)	50,455	*
Nicholas M. Donofrio(2)	112,432	*
Mark P. Frissora(2)	28,455	*
Rajiv L. Gupta(2)	64,104	*
J. Randall MacDonald(2)	140,055	*
Sean O. Mahoney(2)	22,383	*
Thomas W. Sidlik(2)	48,455	*
Bernd Wiedemann(2)	35,455	*
Lawrence A. Zimmerman(2)	25,734	*
Officers and directors as a group (19 persons)	1,054,497	*

*	Less than 1%.
(1)	Each of our executive officers, including named executive officers, received RSUs in 2012 and 2013 that represent a right to receive one ordinary share pursuant to the Long Term Incentive Plan. The RSUs that will vest within 60 days are included in the table above and are as follows: Messrs. O’Neal, Clark, Spencer, Owens and Abulaban 39,461, 13,155, 10,281, 7,296 and 3,878, respectively. In addition, each RSU granted has a dividend equivalent right (“DER”) attached to it, which will convert to shares upon the vesting of the underlying RSU. Such DERs are also included in the table.
(2)	Each of the non-employee directors received RSUs that each represents a right to receive one ordinary share pursuant to the Long Term Incentive Plan. These RSUs will vest in full on April 2, 2014 and are included in the table. Messrs. Krol, Zimmerman, Gupta and Donofrio were granted 6,715, 3,693, 3,626 and 3,792 RSUs, respectively, and Messrs. Cowger, Frissora, MacDonald, Mahoney, Sidlik and Wiedemann were each granted 3,358 RSUs. In addition, each RSU granted has a DER attached to it, which will convert to shares upon the vesting of the underlying RSU on April 2, 2014. Such DERs are included in the table.

40    DELPHI AUTOMOTIVE PLC

2014 NOTICE OF MEETING AND PROXY STATEMENT

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board has adopted a written Related Party Transaction Policy. Pursuant to this policy, the Company’s executive officers, directors and nominees for directors must promptly disclose any actual or potential material conflict of interest to our general counsel, who will then assess and communicate the information to the Nominating and Governance Committee for evaluation and appropriate resolution. The Nominating and Governance Committee will generally not approve or ratify a related party transaction unless it has determined that, upon consideration of all relevant information, the related party transaction is in, or not inconsistent with, the best interests of the Company and its shareholders. If we become aware of an existing related party transaction that has not been pre-approved under our Related Party Transaction Policy, the transaction will be referred to the Nominating and Governance Committee, which will evaluate all options available, including ratification, revision or termination of such transaction.

No reportable related party transactions were identified during 2013.

DELPHI AUTOMOTIVE PLC    41

2014 NOTICE OF MEETING AND PROXY STATEMENT

OTHER INFORMATION

Presentation of Accounts

Under Jersey law, the directors are required to present the accounts of the Company and the reports of the directors and auditors before shareholders at a general meeting. Therefore, the accounts of the Company for the fiscal year ended December 31, 2013 will be presented to the shareholders at the Annual Meeting.

Other Business

Management does not know of any other matters to be brought before the Annual Meeting, except those set forth in the notice. If other business is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

Shareholder Proposals for the 2015 Annual Meeting

To be considered for inclusion in next year’s proxy statement, shareholder proposals submitted in accordance with the SEC’s rules must be received by our Corporate Secretary no later than the close of business on October 21, 2014, 120 days before the one-year anniversary of the mailing date.

If you wish to bring a matter before a general meeting outside the process described above, you may do so by following the procedures set forth in the Company’s Memorandum and Articles of Association and the Companies (Jersey) Law 1991, as amended.

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the SEC require our directors, executive officers and holders of more than 10 percent of our common stock to file reports of stock ownership and changes in ownership with the SEC. Based on the Section 16 reports filed by our directors and executive officers and written representations of our directors and executive officers, we believe there were no late filings for transactions occurring during 2013, except for the late filings by each of our Section 16 officers and directors in connection with the grant of dividend equivalents in March 2013.

Householding

Only one copy of each of our Annual Report to Shareholders and this Proxy Statement have been sent to multiple shareholders who share the same address and last name, unless we have received contrary instructions from one or more of those shareholders. This procedure is referred to as “householding.” We have been notified that certain intermediaries (brokers or banks) will also household proxy materials. We will deliver promptly, upon oral or written request, separate copies of the Annual Report and Proxy Statement to any shareholder at the same address. If you wish to receive separate copies of one or both of these documents, or if you do not wish to participate in householding in the future, you may write to our Corporate Secretary at Delphi Automotive PLC, c/o Delphi Automotive Systems, LLC, 5725 Delphi Drive, Troy, Michigan 48098, or call (248) 813-2000. You may contact your broker or bank to make a similar request. Shareholders sharing an address who now receive multiple copies of our Annual Report and Proxy Statement may request delivery of a single copy of each document by writing or calling us at the address or telephone number above or by contacting their broker or bank (provided the broker or bank has determined to household proxy materials).

Record Date

Shareholders owning Delphi ordinary shares at the close of business on February 3, 2014 (the record date), may vote at the 2014 Annual Meeting. On that date, 306,389,149 ordinary shares were outstanding. Each Ordinary Share is entitled to one vote on each matter to be voted upon at the Annual Meeting.

Voting prior to the Annual Meeting

If you are a shareholder of record, you may vote by proxy in any of the following ways:

By Internet or Telephone — If you have Internet or telephone access, you may authorize the submission of a proxy on your behalf by following the voting instructions in the materials you receive. If you vote by Internet or telephone, you should not return your proxy card.

By Mail — You may vote by mail by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.

If you vote over the Internet or by telephone, your vote must be received by 1:00 a.m., Central Time, on April 1, 2014.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name.” The street name holder will provide you with instructions that you must follow in order to have your shares voted.

42    DELPHI AUTOMOTIVE PLC

2014 NOTICE OF MEETING AND PROXY STATEMENT

OTHER INFORMATION (continued)

Changing Your Vote before the Annual Meeting

If you are a shareholder of record, you may revoke your proxy before it is exercised by:

•	Written notice to the Corporate Secretary of the Company, c/o Delphi Automotive Systems, LLC, 5725 Delphi Drive, Troy, Michigan 48098;
•	Timely delivery of a valid, later-dated proxy or later-dated vote by Internet or telephone; or
•	Voting in person at the Annual Meeting.

If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your brokerage firm, bank or other holder of record.

Voting at the Annual Meeting

If you are a shareholder of record, you may also vote in person at the Annual Meeting or you may be represented by another person at the Annual Meeting by executing a proxy designating that person.

If you hold your shares in street name and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from the street name holder.

Quorum for the Annual Meeting

A quorum will consist of one or more shareholders present in person or by proxy who hold or represent shares of not less than a majority of the total voting rights of all of the shareholders entitled to vote at the Annual Meeting.

Voting Tabulation

To be approved, Resolutions 1 to 12 require a simple majority of the votes cast at the Annual Meeting in favor of each Resolution, assuming a quorum has been met. If a director does not receive a majority of the votes cast for his re-election, then that director will not be re-elected to the Board, and the Board may fill the vacancy with a different person, or the Board may reduce the number of directors to eliminate the vacancy. A simple majority of the votes cast is also required for Resolution 13 to be considered approved, assuming a quorum has been met; however, the vote is advisory and is not binding on our Board or the Company. Abstentions are not counted as votes cast.

Broker Non-Votes

A broker non-vote occurs when the broker that holds your shares in street name is not entitled to vote on a matter without instruction from you and you do not give any instruction. Unless instructed otherwise by you, brokers will not have discretionary authority to vote on any matter other than Resolution 12, which is considered to be

“routine” for these purposes. It is important that you cast your vote for your shares to be represented on all matters.

Attending the Annual Meeting

If you plan to attend the Annual Meeting, you must present proof that you own Delphi shares to be admitted.

Record Shareholders. If you are a record shareholder (a person who owns shares registered directly in his or her name with Computershare, Delphi’s transfer agent) and plan to attend the Annual Meeting, please indicate this when voting, either by marking the attendance box on the proxy card or responding affirmatively when prompted during telephone or Internet voting.

Owners of Shares Held in Street Name. Beneficial owners of Delphi ordinary shares held in street name by a broker, bank or other nominee will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letters from the broker, bank or other nominee are examples of proof of ownership. If your shares are held in street name and you want to vote in person at the Annual Meeting, you must obtain a written proxy from the broker, bank or other nominee holding your shares.

Accessing Proxy Materials on the Internet

This Proxy Statement and our 2013 Annual Report on Form 10-K are available at www.delphi.com.

If you received a printed copy of our proxy materials, you may choose to receive future proxy materials by email. Choosing to receive your future proxy materials by email will lower our costs of delivery and is beneficial for the environment. If you choose to receive our future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it or for so long as the email address provided by you is valid.

Notice and Access

The SEC permits companies to furnish proxy materials to shareholders by providing access to these documents over the Internet instead of mailing a printed copy. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders. Shareholders have the ability to access, view and print the proxy materials on a website referred to in the Notice and request a printed set of proxy materials.

Proxy Solicitation

We will pay the cost for soliciting proxies for the Annual Meeting. Delphi will distribute proxy materials and follow-up reminders by mail and electronic means. We have engaged Morrow & Co., LLC (“Morrow”) at 470 West Avenue, Stamford, CT 06902 to assist with

DELPHI AUTOMOTIVE PLC    43

2014 NOTICE OF MEETING AND PROXY STATEMENT

OTHER INFORMATION (continued)

the solicitation of proxies. We will pay Morrow an aggregate fee, including reasonable out-of-pocket expenses, of up to $10,000, depending on the level of services actually provided. Certain Delphi employees, officers and directors may also solicit proxies by mail, telephone or personal visits. They will not receive any additional compensation for their services.

We will reimburse brokers, banks, and other nominees for their expenses in forwarding proxy materials to beneficial owners.

Corporate Governance Information

The following documents are available on our website at www.delphi.com by clicking on the tab “Investors” and then the caption “Corporate Governance.”

•	Memorandum and Articles of Association
•	Corporate Governance Guidelines
•	Board Committee Charters
•	Code of Ethical Business Conduct

Voting Results for the Annual Meeting

The voting results will be published in a current report on Form 8-K, which will be filed with the SEC no later than four business days after the Annual Meeting. The voting results will also be published on our website at www.delphi.com.

Requests for Copies of Annual Report

Delphi will furnish to shareholders, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC, upon receipt of a written request addressed to our Corporate Secretary at DELPHI AUTOMOTIVE PLC, c/o Delphi Automotive Systems, LLC, 5725 Delphi Drive, Troy, Michigan 48098.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on April 3, 2014

The SEC has adopted rules to allow proxy materials to be posted on the Internet and to provide only a Notice of Internet Availability of Proxy Materials to shareholders. Our Proxy Materials and Annual Report are available at http://www.edocumentview.com/DLPH

44    DELPHI AUTOMOTIVE PLC

2014 NOTICE OF MEETING AND PROXY STATEMENT

APPENDIX A

Reconciliation of Non-GAAP Financial Measures

The tables below present a reconciliation of each non-GAAP financial measure to GAAP:

Adjusted EBITDA and Adjusted EBITDA Margin:

	Twelve Months Ended
(in millions)	December 31, 2013	December 31, 2012
Net income attributable to Delphi	$1,212	$1,077
Income tax expense	256	212
Interest expense	143	136
Other (income)/expense, net	18	(5)
Noncontrolling interest	89	83
Equity income, net of tax	(34)	(27)
Operating Income	1,684	1,476
Depreciation and amortization	540	486
EBITDA	2,224	1,962
Restructuring	145	171
Other acquisition-related costs	15	9
Adjusted EBITDA	$2,384	$2,142
Net sales	$16,463	$15,519
Adjusted EBITDA Margin (Adjusted EBITDA / Net sales)	14.5%	13.8%

CFBF:

	Twelve Months Ended
(in millions)	December 31, 2013	December 31, 2012
Cash flow from operating activities
Net income	$1,301	$1,160
Depreciation and amortization	540	486
Working capital	(10)	(94)
Other, net	(81)	(262)
Net cash provided by operating activities	1,750	1,478
Cash flow from investing activities
Capital expenditures	(682)	(705)
Costs of business and technology acquisitions, net of cash acquired	(10)	(980)
Other, net	37	54
Net cash used in investing activities	(655)	(1,631)
Adjustment for costs of the MVL acquisition, net of cash acquired	—	980
Cash flow before financing	$1,095	$827

DELPHI AUTOMOTIVE PLC    A-1

001CSN13E5

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 1, 2014.
Vote by Internet
• Go to www.envisionreports.com/dlph
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board recommends a vote FOR all director nominees and FOR Proposals 12 and 13.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Gary L. Cowger	☐	☐	☐	02 - Nicholas M. Donofrio	☐	☐	☐	03 - Mark P. Frissora	☐	☐	☐	+

	04 - Rajiv L. Gupta	☐	☐	☐	05 - John A. Krol	☐	☐	☐	06 - J. Randall MacDonald	☐	☐	☐

	07 - Sean O. Mahoney	☐	☐	☐	08 - Rodney O’Neal	☐	☐	☐	09 - Thomas W. Sidlik	☐	☐	☐

	10 - Bernd Wiedemann	☐	☐	☐	11 - Lawrence A. Zimmerman	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

12.	Proposal to re-appoint auditors, ratify independent public accounting firm and authorize the directors to determine the fees paid to the auditors.	☐	☐	☐	13.	Say on Pay - To approve, by advisory vote, executive compensation.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Delphi Automotive PLC

Proxy Solicited by Board of Directors for the Annual Meeting of Shareholders – April 3, 2014

Kevin P. Clark and David M. Sherbin or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Delphi Automotive PLC to be held on April 3, 2014 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 12 and 13.

(Items to be voted appear on reverse side.)